UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A.
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-12

INTERNATIONAL PAPER COMPANY

      (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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400 Atlantic Street
Stamford, Connecticut 06921

JOHN V. FARACI
Chairman and Chief Executive Officer

April 9, 2004

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the 2004 Annual Meeting of Shareholders of International Paper Company. The meeting will be held at 8:30 a.m. on Tuesday, May 11, 2004, at The Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut.

Attendance at the meeting will be limited to shareholders of record at the close of business on March 17, 2004, or their duly appointed proxy holders (not to exceed one proxy per shareholder). If you plan to attend the meeting, please review, “How can I attend the annual meeting?” on page 3, for information about our admittance procedures.

At the meeting, you will vote on a number of important matters described in the attached proxy statement.

Your vote is very important. Whether you plan to attend the meeting or not, I urge you to vote your shares. Most shareholders have a choice of voting by signing and returning your proxy card or by voting by telephone or Internet. Instructions on how to vote are included with your proxy card and these proxy materials.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Owners of Common Stock of
International Paper Company:

Date:	Tuesday, May 11, 2004

Time:	8:30 a.m.

Place:	The Westin Stamford Hotel One First Stamford Place Stamford, Connecticut 06902

Items of Business:	• Elect one class of directors for a three year term; elect one director for a one year term;

• Ratify the selection of our independent auditor for 2004;

• Act on a proposal to approve the Amended Long-Term Incentive Compensation Plan;

• Act on a proposal to reaffirm performance goals under the Company’s Long-Term Incentive Compensation Plan;

• Act on a shareholder proposal; and

• Consider any other business properly brought before the meeting.

Record Date:	March 17, 2004. Holders of International Paper Common Stock of record at the close of business on that date are entitled to vote at the meeting.

By order of the Board of Directors, MAURA A. SMIITH
Senior Vice President, General Counsel and Corporate Secretary

April 9, 2004

i

PROXY STATEMENT

INTERNATIONAL PAPER COMPANY
400 Atlantic Street
Stamford, Connecticut 06921
(203) 541-8000

INFORMATION ABOUT OUR ANNUAL MEETING

This proxy statement form of proxy and voting instructions are being mailed, starting April 9, 2004.

Who is soliciting my vote?

The Board of Directors of International Paper Company is soliciting your vote for our 2004 annual meeting.

What will I vote on?

You are being asked to vote on:

•         the election of four directors for a three year term and one director for a one year term;

•         the ratification of the selection of our independent auditor for 2004;

•         a proposal to approve an amended employee stock compensation plan;

•         a proposal to reaffirm performance goals under an employee stock compensation plan; and

•         a proposal submitted by shareholders.

What is the record date for the annual meeting?

The close of business on March 17, 2004 is the record date for determining those shareholders who are entitled to vote at the annual meeting and at any adjournment or postponement.

How many votes can be cast by all shareholders?

A total of 485,337,903 votes may be cast, consisting of one vote for each share of our common stock, par value $1.00 per share, which were outstanding on the record date.

There is no cumulative voting.

How many votes must be present to hold the annual meeting?

A majority of the votes that may be cast, or 242,668,952 votes, present in person or represented by proxy, is needed to hold the annual meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us to know as soon as possible that enough votes will be present to hold the meeting.

How do I vote?

You may vote at the annual meeting by proxy or in person.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by mail using the enclosed proxy card, by telephone, on the Internet or by attending the meeting and voting in person as described below.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

Vote by Mail

If you choose to vote by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope.

Vote by Telephone

You can vote by calling the toll-free number on your proxy card or voting instruction form.

Vote on the Internet

You can also choose to vote on the Internet. The website and directions for internet voting are on your proxy card or voting instruction form.

Vote at the Annual Meeting

If you want to vote in person at the meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the meeting.

How many votes will be required to elect a director or to adopt the proposals?

•         To elect directors to the Board, a plurality of the votes cast at the annual meeting. A plurality means that the five nominees receiving the largest number of votes cast will be elected.

•         To ratify the selection of our independent auditors, approve the amended employee stock compensation plan, the reaffirmation of performance goals under the employee stock compensation plan, the proposal from shareholders and any other matters properly raised at the meeting, a majority of the shares represented at the meeting and entitled to vote.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

•         send in a new proxy card with a later date;

•         send a written revocation to the Corporate Secretary;

•         cast a new vote by telephone or internet; or

•         attend the annual meeting and vote in person.

Written revocations of a prior vote must be sent by mail to Maura A. Smith, Corporate Secretary, at International Paper Company, 400 Atlantic Street, Stamford, CT 06921. If you attend the annual meeting and vote in person, your vote will revoke any previously submitted proxy.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted:

•         for the election of the five persons named under the caption “Election of Five Directors;”

•         for the ratification of the selection of our independent auditor;

•         for the approval of the amended employee stock compensation plan;

•         for the reaffirmation of the performance goals under the employee stock compensation plan; and

•         against the shareholder proposal.

What if I withhold my vote or I vote to abstain?

In the election of directors, you can vote for the five directors named on the proxy card, or you can indicate that you are withholding your vote from one or more of the directors. Withheld votes will not affect the vote on the election of directors.

In connection with the proposals to ratify the selection of our independent auditor, approve the amended employee stock compensation plan and reaffirm the performance goals under the employee stock compensation plan and the shareholder proposal, you may vote for or against the proposals, or you may abstain from voting on the proposals. Abstentions on the proposal to ratify the selection of our independent auditor, approve the amended employee stock compensation plan, reaffirm the performance goals under the employee stock compensation plan or the shareholder proposal will have the same effect as a vote against the proposals.

What happens if I do not vote?

If you do not vote shares held in your name, those shares will not be voted.

If your shares are held through a broker, your shares can be voted on the election of directors, the ratification of the selection of our independent auditor and the proposal to reaffirm the performance goals under the employee stock compensation plan in your broker’s discretion.

No broker may vote your shares on the proposal to approve the amended employee stock compensation plan, or the shareholder proposal without your specific instructions.

If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors, the ratification of the selection of the independent auditor, the proposal to approve the amended employee stock compensation plan, the proposal to reaffirm performance goals under the employee stock compensation plan or the shareholder proposal.

If your shares are held in the International Paper Salaried Savings Plan or the International Paper Hourly Savings Plan, your shares can be voted on any of the matters to be considered at the annual meeting in the discretion of the trustee under each of the plans.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of shareholder proxies and your vote will not be disclosed to our directors or employees.

What if there is voting on other matters?

Our by-laws require prior notification of a shareholder’s intent to vote on other matters at the meeting. The deadline has passed and we have not received any notifications. If other matters properly arise at the meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.

Will the Company’s independent auditor be present at the annual meeting?

Yes, representatives of Deloitte & Touche LLP will attend the meeting to answer your questions and will have the opportunity to make a statement, if they desire to do so. The Board of Directors has approved the appointment of Deloitte & Touche LLP as our independent auditor for the 2004 fiscal year, subject to ratification by shareholders.

Will the directors attend the annual meeting?

Yes. The Company’s corporate governance principles state that directors are expected to attend the annual meeting of shareholders. This principle was adopted in the past year. Two of the directors attended last year’s annual meeting.

How can I attend the annual meeting?

Only shareholders as of the record date, March 17, 2004, (or their proxy holders) may attend the annual meeting. If you plan to attend the meeting or appoint someone to attend as your proxy, please check the box on your proxy card, or, if you are voting by telephone or internet, follow the instructions provided to indicate your plan to attend. You or your proxy holder will then need to show photo identification to pick-up your admittance card at the shareholders’ admittance desk at the meeting.

If you do not inform us in advance that you plan to attend the meeting, you will need to bring with you:

•         photo identification and,

•         if you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any shareholders beneficially own more than 5% of our common stock?

Yes. According to public filings, there are two holders that beneficially own more than 5% of our common stock:

•         State Street Bank and Trust Company, as trustee of various International Paper Company employee benefit plans and as trustee and as discretionary advisor to third party trusts and employee benefit plans related accounts; and

•         Capital Research and Management Company, as discretionary advisor to third party investment companies.

For further information, please see “Stock Ownership Information” on page 21.

How can I review the list of shareholders eligible to vote?

A list of shareholders as of the record date will be available for inspection and review upon request of any shareholder to our Corporate Secretary at our headquarters at 400 Atlantic Street, Stamford, Connecticut 06921. We will also make the list available at the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

The Company pays the cost of preparing proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person. We have hired Georgeson Shareholder Communications, Inc. to distribute and solicit proxies and we will pay for their solicitation services an estimated fee of $20,000, plus expenses.

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND NOMINATIONS FOR OUR 2005 ANNUAL MEETING

How do I submit a proposal for the 2005 annual meeting?

If you want your proposal to be included in next year’s proxy statement, you should send it to the Corporate Secretary at the Company’s principal executive offices. We must receive your proposal by the close of business on December 20, 2004.

If you want to present your proposal for consideration at the 2005 annual meeting, but do not meet the deadline for inclusion in the proxy statement, our by-laws require that notice of your proposal be received by the Corporate Secretary between January 10, 2005 and February 9, 2005, if the 2005 annual meeting is held on May 10, 2005, and conform to the requirements in our by-laws.

How do I nominate a candidate for director at the 2005 annual meeting?

You must notify the Corporate Secretary at the Company’s principal executive offices of your nomination between January 10, 2005 and February 9, 2005, if the 2005 annual meeting is held on May 10, 2005. Your notice must also conform to the requirements in our by-laws.

MATTERS TO BE CONSIDERED AT THE 2004 MEETING

1.       ELECTION OF FIVE DIRECTORS

The Company’s Restated Certificate of Incorporation, as amended, requires the Company to have at least nine directors but not more than 18. The number of directors is set by the Board. The Board has set the number of directors at 11. The Board is divided into three classes with three-year terms. New directors elected by the Board serve until the first annual meeting and are then assigned to a class for election by shareholders. At this meeting, four (4) directors are seeking election as Class I directors for a three-year term expiring in 2007 and one (1) director is seeking election as a Class II director for a one-year term expiring in 2005.

NOMINEES FOR ELECTION

Each nominee is currently a director of the Company. The terms of the present Class I directors expire at the adjournment of the 2004 annual meeting.

Class I Directors—Term Expiring in 2007

Martha F. Brooks, 44, president and chief executive officer of Alcan Rolled Products Americas and Asia since August 2002, senior vice president of Alcan, Inc. since August 2002 and president of Alcan Aluminum Corporation since August 2002. Ms. Brooks served as vice president of Cummins Inc. from May 1996 to June 2002. Ms. Brooks is a trustee of the Yale-China Association since June 1997, a Trustee of Manufacturers Alliance/MAPI since October 2002.

Director since December 9, 2003

James A. Henderson, 69, retired chairman and chief executive officer of Cummins Inc. since December 1999. From 1995 to 1999, Mr. Henderson served as chairman and chief executive officer of Cummins Inc. Mr. Henderson is a director of SBC Communications Inc., Rohm and Haas Company, Ryerson Tull, Inc., Nanophase Technologies Corporation, and is also a member of The Business Council.

Class II Director—Term Expiring in 2005 The one nominee for election at this meeting as a Class II Director is:
Director since February 1, 1999

Robert M. Amen, 54, president of International Paper Company since November 1, 2003. Previously, he served as executive vice president responsible for the company’s papers business, technology and corporate marketing from 2000 through 2003. He also served as president of International Paper-Europe from 1996 to 2000 and as vice president of various International Paper businesses, including consumer packaging, bleached board, folding carton and label from 1990 to 1996. He has also held various positions in the finance organization, including serving as vice president and corporate controller from 1989 to 1990

Director since November 1, 2003

Robert D. Kennedy, 71, retired chairman of the board and chief executive officer of Union Carbide Corporation, a position he held from 1986 to 1995. Mr. Kennedy was retired from 1995 until March 1998 when he became chairman of UCAR International, Inc. a position he held until September 1999. Mr. Kennedy is on the board of Sunoco Inc., and Hercules, Inc. He is also on the Advisory Board of The Blackstone Group and RFE Investment Partners.
Mr. Kennedy plans to retire from the Board on November 8, 2004. Director since May 4, 1999	DIRECTORS NOT UP FOR ELECTION Class II Directors—Term Expiring in 2005

Samir G. Gibara, 64, was chairman and chief executive officer of The Goodyear Tire & Rubber Company, a position he held since 1996. He retired as chief executive officer on December 31, 2002 and remained as non executive chairman of the board until June 30, 2003. Prior to 1996, Mr. Gibara served that company in various managerial posts prior to being elected president and chief operating officer in 1995.

Director since March 9, 1999

W. Craig McClelland, 69, retired chairman of the board and chief executive officer of Union Camp Corporation since April 1999, a company acquired by International Paper Company. Mr. McClelland served as president and chief operating officer of Union Camp from 1989 to 1994. Mr. McClelland is a director of Allegheny Technologies Inc., Water Pik Technologies, Inc., and Counselor-for-life of The Conference Board and Global Advisory Council.

Director since May 4, 1999

Jane C. Pfeiffer, 71, management consultant. Mrs. Pfeiffer is a director of Ashland, Inc., J.C. Penney Company, Inc., The MONY Group, and the MONY Life Insurance Co. Mrs. Pfeiffer is a senior member of The Conference Board, a Trustee of the University of Notre Dame, and a member of The Council on Foreign Relations.

Ms. Pfeiffer plans to retire from the Board on September 29, 2004.

Director since June 14, 1977

Charles R. Shoemate, 64, retired chairman, president and chief executive officer of Bestfoods since 2000. Mr. Shoemate was elected president and a member of the board of directors of Bestfoods in 1988, chief executive officer in August 1990 and chairman in September 1990. Mr. Shoemate is a director of CIGNA Corporation and ChevronTexaco.

Director since November 1, 1994

John V. Faraci, 54, chairman and chief executive officer since November 1, 2003. Mr. Faraci served as president of International Paper from February 2003 through October 2003. From July 2000 to February 2003 he was executive vice president of the Company and from June 1999 to March 2003 he also served as its chief financial officer. Prior to that, he was the chief executive officer and managing director of Carter Holt Harvey Limited from 1995 to 1999 and deputy managing director of Carter Holt Harvey Limited in 1995.

Director since February 11, 2003

Class III Directors—Term Expiring in 2006*

Robert J. Eaton, 64, retired chairman of the board of management of Daimler-Chrysler AG, since March 31, 2000. Mr. Eaton was chairman of Chrysler Corporation from 1993 to 1998. Mr. Eaton is a fellow of both the Society of Automotive Engineers and the Engineering Society of Detroit and a member of the National Academy of Engineering. Mr. Eaton is a director of ChevronTexaco.

Director since January 10, 1995

Donald F. McHenry, 67, Distinguished Professor of Diplomacy at Georgetown University since 1981. Mr. McHenry is president of the IRC Group LLC and a director of AT&T, The Coca-Cola Company, Fleet Boston Financial, the Fleet National Bank, Glaxo SmithKline plc and the Institute for International Economics, and the Institute of International Education.
Director since April 14, 1981

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE FIVE DIRECTORS.

______________

* Mr. Patrick F. Noonan retired from the Board of Directors on February 5, 2004

2.       RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2004.

The Board of Directors, upon the recommendation of the Audit and Finance Committee, has approved the selection of Deloitte & Touche LLP (“Deloitte & Touche”) to serve as our independent auditor for 2004, subject to ratification by our shareholders.

Our By-laws do not require that our shareholders ratify the selection of Deloitte & Touche as the independent auditor. The Board of Directors will consider the outcome of this vote in its decision to appoint an independent auditor next year, but is not bound by the shareholders’ vote. Even if the selection of Deloitte & Touche is ratified, the Board of Directors may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte & Touche will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

For information concerning the selection of Deloitte & Touche, see “Report of the Audit and Finance Committee of the Board of Directors” on page 40. For information concerning fees paid to Deloitte & Touche, see “Fees Paid to Our Independent Auditor” on page 41.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT AUDITOR FOR 2004.

3.       APPROVAL OF AMENDED LONG-TERM INCENTIVE COMPENSATION PLAN

The Company’s Long-Term Incentive Compensation Plan (the “Plan”) was approved by the shareholders in 1989, and amendments were approved by shareholders in

1994, 1999, 2000 and 2003. The Plan is administered by the Management Development and Compensation Committee of the Board (the “Committee”), which is composed solely of independent directors. The purpose of this Plan is to provide incentive to senior management, officers and certain employees to improve the performance of the Company on a long-term basis. The Plan allows for these incentives to be provided in the form of stock options, performance- based restricted stock pursuant to the Performance Share Plan (“PSP”), and other restricted stock. The Board of Directors believes that the Plan has promoted the Company’s interests and those of shareholders by providing opportunities to attract, retain, and motivate key employees. Further, the Board believes that the Company should continue utilizing awards under the Plan as part of our competitive compensation program and to further align employee interests with those of shareholders.

The following amendments were previously approved by shareholders:

•         The 1994 amendment reserved for issuance under the Plan (adjusted for the two- for-one stock split in 1995) 10,000,000 shares, with 4,600,000 shares carried forward from previously authorized amounts, plus the addition of shares forfeited, exchanged or not delivered under the Plan, and shares purchased in the open market with stock option proceeds;

•         The 1999 amendment reserved for issuance under the Plan an additional 25,500,000 shares, together with a restriction that no more than 3,000,000 of these shares be issued as restricted stock;

•         The 2000 amendment added return on investment as a performance measure for awards under the PSP, and amended language to allow awards made under PSP to be deductible by the Company; and

•         The 2003 amendment reserved for issuance under the Plan an additional 10,000,000 shares, together with a restriction that no more than 100,000 of these shares be issued as restricted stock, as well as the limitation that future awards have a term not to exceed 10 years.

The 2003 share authorization for additional shares was intended to enable the Company to continue its current stock option program through April 2004, pending the results of a review by the Committee of the overall structure of the Company’s compensation programs. The comprehensive review was made in light of various factors, including the pending expensing of stock options. Following this review the Committee determined to approve a significant shift from the utilization of stock options to that of performance-based restricted stock. This shift directly correlates to the focus on performance under the new leadership of the Company. The restructured equity programs will essentially eliminate the use of stock options and expand the use of performance-based restricted stock to reinforce the Company’s goals for long-term financial performance and shareholder return. This shift will be phased in over the next two years, with the elimination of stock options for executive management (approximately 120 employees) in 2004 and, subsequently, with the elimination of stock options for essentially all other eligible employees in 2005. The number of employees participating in the Company’s equity compensation programs will also be significantly reduced from approximately 5,000 to approximately 1,200 participants.

As a result of this shift, the Company is recommending that the shareholders approve amendments to the Plan that will:

•         authorize an additional 14,000,000 shares for issuance under the Plan to provide for sufficient shares for the restructured equity programs, all of which may be granted in the form of restricted shares, including grants of performance-based restricted stock, as well as stock options, SARS and performance-based restricted stock units.

•         increase the maximum number of awards that can be earned to 660,000 for the performance share component of the Plan for any one individual in each award period; and

•         make additional technical revisions to the Plan to enable the Company to continue to utilize shares exchanged or delivered, as well as shares purchased in the open market with stock option proceeds, under the Plan for an additional ten years in compliance with recently adopted New York Stock Exchange rules.

As of December 31, 2003, there were approximately 15 million shares reserved for issuance under the Plan of which only approximately 2.3 million shares may be used to grant restricted stock. During 2004, we expect to use 10 million shares for stock option grants and 1.5 million shares for restricted stock grants, leaving a total of approximately 3.5 million shares under the Plan, comprised of 2.7 million shares for stock option grants and SARs and 800,000 shares for grants of restricted stock. Because of the shift from stock options to performance-based restricted stock, the remaining 800,000 shares reserved for restricted stock will not be sufficient to cover future awards under the Plan. Therefore, the Company is requesting that shareholders approve an additional 14.0 million shares under the plan. If approved, the additional 14.0 million plus the remaining 3.5 million shares will provide approximately 17.5 million shares available for future grants under the Plan, of which 14,800,000 will be available for restricted shares, including grants of performance-based restricted stock, as well as awards of stock options, SARs and performance-based restricted share units. This amendment would enable the Company to continue issuing awards under the Plan through 2009. This amendment will not have any effect on the administration, operations, or distributions under the Plan, other than providing the Company with additional shares.

Currently, the maximum number of awards that can be earned for the performance share component of the Plan is limited to 100,000 performance shares for any one individual in each award period. Due to the shift from stock options, 100% of the long-term incentives for executives will be provided in the form of performance-based restricted stock. Therefore, we are recommending that the maximum awards for the performance share component of the Plan be increased to 660,000 performance shares for any one individual in each three-year award period (as described in Section 12 of the Plan). Currently, only the CEO could qualify for this maximum award.

We are asking shareholders to approve an amended Plan reflecting the amendments described above.

The following summary describes the principal features of the amended Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the amended Plan, a copy of which is attached as Appendix B.

Eligibility. Management and other key employees of the Company and its subsidiaries, as determined by the Committee or its delegates, are eligible to participate in the Plan. As of December 31, 2003, approximately 5,000 individuals were eligible to participate in the Plan. Beginning in 2005, the number of individuals eligible to participate will be significantly reduced to approximately 1,200. Participants are not required to provide consideration to the Company or its subsidiaries for the granting or extension of awards under the Plan, other than to continue to be employed by the Company or its subsidiaries.

Shares Underlying Awards. The shares underlying awards granted under the Plan are shares of International Paper Company common stock, par value $1.00 per share. The market value of the 14 million additional shares included in the amended Plan, as of December 31, 2003, was $603,540,000.

Stock Available for the Plan. The Plan permits the award of an aggregate of 14 million shares, together with any shares previously authorized by shareholders under the Plan that have not yet been issued. Shares covered by awards which are not earned, which are settled in cash or which are forfeited, and options which expire unexercised or are exchanged for other awards, are again available for grant. In addition, shares received by the Company on or prior to May 11, 2014 in connection with the exercise of options or the payment of withholding taxes through the delivery of shares, as well as shares purchased on or prior to May 11, 2014 in the open market with stock option proceeds, will also be available for awards.

Awards. The Plan permits the grant of stock options, performance share awards, continuity awards (including restricted stock) and stock appreciation rights (“SARs”).

Stock Option Awards. Stock options may be in the form of incentive stock options (within the meaning of Section 422 of the U.S. Internal Revenue Code) or options which do not qualify for favorable federal tax treatment (“nonqualified stock options”). The Committee determines the elected officer recipients of stock options, the number of shares covered by these awards, and the other terms and conditions of the options, except that the exercise price cannot be less than the fair market value of a share of the Company’s common stock at the time of award grant; the Committee, or the chief executive officer as its delegate for all employees other than elected officers, determines all of the above items for stock options. Restrictions on the exercise of options lapse upon a change of control of the Company, or upon death, regular retirement under the Company’s Pension Plan, or permanent disability. At the discretion of the Committee, stock appreciation rights may be granted separately or in combination with options granted under the Plan.

Options may be exercised by payment of the option price in cash or, at the discretion of the Committee, by delivering stock of the Company. At the discretion of the Committee, a plan participant who exercises any option may receive a replacement option in accordance with the term and conditions of each options award.

Performance Share Awards. Performance Share Awards are shares of our common stock contingently awarded and issued with transfer restrictions which are earned by participants over a specified award period as determined by the Committee based on the measurements described under Item 4 on page 13, “Reaffirm the performance goals used for performance awards under the Long-Term Incentive Compensation Plan.” During an award period, the participant is the beneficial owner of the performance shares and is entitled to vote the shares. Dividends are reinvested in additional shares of restricted stock.

In the event of a participant's death, disability, or retirement (subject to certain age and service requirements), the restrictions may be removed on a pro-rata portion of the outstanding performance shares. In the event of a change of control of the Company, all restrictions will be removed on earned awards and on a pro rata portion of the outstanding contingent awards.

Continuity Awards. The Plan provides specifically for two types of continuity awards: an “executive continuity award” and a regular “continuity award.” An executive continuity award consists of a tandem award of an option and restricted stock; a regular continuity award consists of restricted stock. The Committee or its delegate determines the recipients and terms of this type of restricted stock award. Continuity awards may not have a term in excess of ten years. Voting rights and dividends for restricted shares granted as a regular continuity award or as part of an executive continuity award are the same as for performance shares described above. At the discretion of the Committee, stock appreciation rights may be awarded separately or in combination with other awards or grants.

Upon attainment of an age determined by the Committee, or the permanent disability or death of the executive, or upon a change of control of the Company, the restrictions on an executive continuity award are removed and the award will vest, except as otherwise determined by the Committee, based upon the relative value of the option and restricted stock portions of the award. If the realizable gain on the option exceeds the value of the related shares of restricted stock, then such shares of restricted stock will be canceled and the stock option will continue for its remaining term; if the value of the shares of restricted stock is greater than the realizable gain on the related stock option, then the option will be canceled and the restrictions will be removed from all of the related shares of restricted stock.

If the tandem option is exercised prior to an age determined by the Committee, then the related shares of restricted stock will be canceled, and the shares issued upon the exercise of the option will be restricted and subject to forfeiture or repurchase by the Company for a certain period of time.

If there is a change of control of the Company, all restrictions on the executive continuity award and regular continuity awards will be removed.

As described under “Stock Option Awards” above, a tandem option may be exercised for cash or stock and replacement options may be granted.

Plan Benefits. Future grants under the Plan, if any, that will be made to eligible participants are subject to the discretion of the Committee or its delegates and, therefore, are not determinable at this time.

Amendments. The Board of Directors may amend the Plan to take into account or comply with any changes in applicable securities or tax laws and regulations, and may otherwise modify the Plan, without shareholder approval, except that no modification shall increase the total number of shares for which awards and stock options may be granted under the Plan without shareholder approval.

Federal Income Tax Consequences. The following discussion is a summary of the material U.S. federal income tax consequences of awards granted under the Plan under U.S. federal income tax laws as currently in effect.

Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will be a taxable event to the optionee, except that the alternative minimum tax may apply at the time of exercise.

The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of an incentive stock option, provided that the optionee does not dispose of such shares within two years from the date the incentive stock option was granted and within one year after the shares were acquired by the optionee. For purposes of determining such gain or loss, the optionee’s basis in such shares will, in general, be the exercise price of the incentive stock option. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the incentive stock option. If the optionee disposes of the shares acquired upon exercise before satisfying the holding period requirements discussed above (a ‘disqualifying disposition’), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and exercise price of the incentive stock option, and the Company will be entitled to a deduction in this amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the shares.

Currently, there are no outstanding incentive stock options.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not be a taxable event to the optionee. The optionee generally will recognize ordinary income upon exercise of the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including any option shares withheld by the Company to satisfy tax withholding obligations) over the exercise price of the non-qualified stock option, and the Company will be allowed a deduction in this amount. Upon disposition of the shares received upon exercise of the non- qualified stock option, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the optionee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the option was exercised).

Special tax rules may apply if an optionee uses previously owned shares to pay the exercise price of an option.

Stock Appreciation Right (SAR). The grant of a SAR will not be a taxable event to the employee. The employee generally will recognize ordinary income upon exercise of the SAR, in an amount equal to the excess of the fair market value of a share at the time of exercise over the exercise price of the SAR, and the Company will be allowed a deduction in this amount. Payment upon exercise of a SAR may be in the form of cash, or restricted stock, or unrestricted stock, or a combination. Upon disposition of the shares received upon exercise of the stock appreciation right, the employee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the employee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the employee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the SAR was exercised).

Performance Shares or Restricted Stock. The grant of performance shares or restricted stock will not be a taxable event to the employee. The employee will generally recognize ordinary income upon the vesting of the award equal to the fair market value at that time of the shares received and the Company will be allowed a deduction in that amount. Upon disposition of the shares, the employee would recognize either long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the employee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the award vests).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

4.       REAFFIRM THE PERFORMANCE GOALS USED FOR PERFORMANCE AWARDS UNDER THE LONG-TERM INCENTIVE COMPENSATION PLAN.

Under Section 162(m) of the U.S. Internal Revenue Code (“IRC”), the Company cannot deduct certain compensation in excess of $1 million paid in any taxable year to our executive officers unless shareholders approve the material terms of such compensation, including eligibility, the maximum amounts payable to any one individual in any one taxable year and the incentive compensation performance goals that we have identified.

Eligibility for participation in the performance awards under the Long-Term Incentive Compensation Plan (the “Plan”), attached hereto as Appendix B is limited to senior management, officers, and certain other key employees of the Company. Maximum awards for the performance shares component of the Plan are currently limited to 100,000 performance shares per individual in each Award Period (as described in Section 12 of the Plan.) If the amendments to the Plan proposed in Item 3 are adopted, the maximum awards will increase to 660,000 performance shares for any one individual in each award period. See the description of the “Approval of Amended Long-Term Incentive Compensation Plan” on page 9. For the award period commencing on January 1, 2004, the Management Development and Compensation Committee of the Board (the “Committee”) set the maximum award of performance shares at 300% of target for seven of the most senior executives and 250% of target for all other participants. The Company must be ranked first in its peer group with respect to previously selected performance goals.

In 1999, shareholders reaffirmed the performance goals used for performance awards under the Plan to satisfy the requirements for full deductibility of compensation paid under the performance share award component of the Plan. Section 12 of the Plan provides that the performance goals include any one or more of the following:

•         earnings per share

•         return on investment

•         return on stockholders equity

•         return on assets

•         growth in earnings

•         growth in sales revenue

•         shareholder returns

As set forth in Section 12 of the Plan, the Company’s achievement of these goals may be measured based solely on the Company’s results or a comparison between the Company’s results and the performance of a group of peer companies selected by the Committee. The Committee must establish the applicable performance goals within the time period required for the compensation to qualify as performance-based under Section 162(m). Future grants under the Plan, if any, that will be made to eligible participants are subject to the discretion of the Committee or its delegates and, therefore, are not determinable at this time.

The other material terms and provisions of the Plan are described under Item 3 above, “Approval of Amended Long-Term Incentive Compensation Plan.”

The IRC requires that shareholders reaffirm these goals every five years. We are asking shareholders to reaffirm the existing performance goals and other Plan terms described in this proposal, which will carry the performance share component through the next five years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL

5.       SHAREHOLDER PROPOSAL

We expect the following proposal to be presented by a shareholder at the annual meeting. The names, addresses and share holdings of the proponent and co-filers will be provided upon receiving oral or written request to our Corporate Secretary.

“RESOLVED: The shareholders urge the Board of Directors:

•         To limit the compensation paid to the CEO in any fiscal year to no more than 100 times the average Compensation paid to the company’s Non-Managerial Workers in the prior fiscal year, unless the shareholders have approved paying the CEO a greater amount;

•        In any proposal for shareholder approval, to provide that the CEO can receive more than the 100-times amount only if the company achieves one or more goals that would mainly reflect the CEO’s contributions; and

•        In that proposal, to provide for grants to the CEO of stock options or other equity only if the company provides equity compensation to all full time employees such that they would participate proportionately in stock performance.”

“Compensation” means salary, bonus, the grant-date present value of stock options, the grant-date present value of restricted stock, payments under long-term incentive plans, and “other annual” and “all other compensation” as those categories are defined for proxy statement purposes. “Non-Managerial Workers” means those employees of the company worldwide whose work would put them in the categories of Blue-Collar Occupations or Service Occupations of the Sales and Administrative Support components of White-Collar Occupations as used by the Bureau of Labor Statistics in its National Compensation Surveys.”

The statement of this shareholder is as follows:

“U.S. CEO compensation is often excessive and often tempts CEOs to undertake self serving ventures and often degrades long-term stock performance. The ratio of average CEO pay to average-worker pay has skyrocketed from about 40 in 1980 to at least several hundred currently.

International Paper appears to be part of this national problem. Both Business Week and Forbes gave the Company their second worst rankings in their studies of CEO compensation versus stock performance. Another study shows the Company’s 2002 CEO compensation to be 351 times the pay of an average U.S. worker.

We believe that the system for compensating CEOs would markedly improve if companies would take three steps. First, restore a reasonable relationship to average-worker pay. Second, include company stock or options in the CEO’s compensation only if the company provides that same type of compensation to all fulltime workers on a basis that would avoid increasing the pay gap. Third, link CEO compensation to meeting specific performance requirements that would mainly reflect the contributions of the CEO rather than of the work force or the economy in general.

In our opinion, a huge CEO-to-worker pay gap not only degrades worker and therefore company performance but also violates the dignity and worth of every human being that is the foundation of Catholic social teaching and common moral principles.”

POSITION OF YOUR COMPANY’S BOARD OF DIRECTORS

The Board of Directors believes that the Management Development and Compensation Committee of the Board (the “Committee”), a committee consisting wholly of independent directors, is in the best position to determine compensation for the chief executive officer that is competitive and provides incentive opportunities linked to Company performance. The Committee reviews and approves all compensation for the chief executive officer, including annual incentive compensation.

The Company’s Management Incentive Plan (“MIP”) directly links payment of annual cash bonuses for the chief executive officer to well-defined quantitative and qualitative performance measures. MIP takes into account well defined financial performance measures for the Company, as well as the performance of the chief executive officer against specific objectives and goals determined annually. In 2003, 70% of the performance of the Company was determined by its ROI improvement and its relative rank against its industry competitors, while the remaining 30% of Company performance was determined by specific and measurable goals around people, customers and operational excellence.

The Board of Directors, upon the recommendation of the Committee, determined in 2003 to discontinue the Company’s stock option plan for executive management and substitute in its place restricted shares under the Company’s PSP beginning in 2004. The

PSP is wholly performance-based, using criteria, which measure the Company’s financial performance against that of its competitors, to determine the size of the grant.

The Board of Directors believes that limiting the compensation of the chief executive officer to no more than 100 times the average compensation paid to non-managerial workers would not provide sufficient flexibility to remain competitive in attracting the most qualified individuals as the chief executive officer.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Governance Practices

The Board of Directors believes that good corporate governance is critical to achieve business success. The Board has adopted a set of Corporate Governance Principles to enhance its own effectiveness and to implement best practices for the Company’s corporate governance. These principles are reviewed from time to time for possible revision to respond to changing regulatory requirements, evolving best practices, and the concerns of our shareholders. Our Corporate Governance Principles are published on our website at www.internationalpaper.com. Highlights of our corporate governance practices are described below:

Independence of the Board of Directors

•         A substantial majority of the Board are independent directors (9 of 11 members) as defined under The New York Stock Exchange rules.

•         The Audit and Finance Committee, Management Development and Compensation Committee and Governance Committee are composed solely of independent directors.

•         Each standing committee is chaired by an independent director.

•         None of the independent directors receives any consulting or other non-director fees from the Company.

Shareholder Access and Rights

•         Shareholders are being asked to ratify the selection of the independent auditor at our annual meeting.

•         Shareholder approval is required for any future severance agreement for a senior executive providing for cash payments exceeding two (2) times the executive’s base salary plus target bonus.

•         All equity compensation plans have been approved by shareholders.

•         Shareholder approval is required for any future change of control agreement pro-

           viding for aggregate payments exceeding 2.99% times the individual’s highest gross income in any one of the three prior years.

•         Shareholders may recommend candidates for consideration as director to the Governance Committee by writing to the Governance Committee c/o Maura A. Smith, Senior Vice President, General Counsel and Corporate Secretary, at 400 Atlantic Street, Stamford, CT 06921. The Governance Committee then reviews those candidates’ qualifications in the context of the Board’s needs and makes a determination whether to recommend the candidates for election. Final approval of a candidate is determined by the full Board.

•         Shareholders may communicate directly with the full Board or any of the independent board members by writing to the above address. All communications involving the interest of the Company or its shareholders, other than solicitations, are forwarded to the intended directors.

•         All communications relating to the Company’s accounting, internal controls or auditing matters are immediately forwarded to the Chairman of the Audit and Finance Committee and are investigated and responded to in accordance with the procedures established by the Audit and Finance Committee.

•         All directors are expected to attend the annual meeting of shareholders.

See “Information About Our 2005 Annual Meeting” for the deadlines and process by which you may submit director nominees for consideration by the Governance Committee for the 2005 annual meeting of shareholders.

Board Practices

•         Independent directors meet privately in executive sessions at least two times per year with the chairman of the Governance Committee presiding.

•         The Board performs an annual assessment of its structure and performance, including reviewing the Board’s activities against those set out in its Corporate Governance Principles and committee charters and making recommendations for changes or improvements in practices or structure.

•         Independent directors have unlimited access to senior managers and regular contact with other employees through facility visits.

•         Director training sessions are scheduled regularly with senior management, our independent auditor and compensation consultants to keep the Board updated on changes in the Company’s businesses, its markets and best practices in general. Directors are also offered the opportunity to attend director education programs offered by third parties.

•         Independent directors receive a significant portion of their annual compensation in equity to further align our directors with the interests of our shareholders.

•         Independent directors have unlimited access to independent legal, financial, accounting and other advisors as they may deem appropriate and reasonable, without obtaining management approval.

•         The Governance Committee reviews incumbent directors prior to recommending the slate for election. The review emphasizes directors’ commitment to serving the Company, attendance at meetings and commitment to shareholders, employees and other constituencies served by the Company.

•         Committee chairs and members are rotated from time to time to give the directors a broader knowledge of the Company’s affairs.

•         Retirement age for directors is 70 (for directors first elected or appointed after July 13, 1999) and 72 for all directors elected before then.

•         Committees report on their activities to the Board at each Board meeting.

•         Materials related to agenda items are provided to directors sufficiently in advance of meetings to allow the directors to prepare for discussion of the items.

Ethical Guidelines and Stock Ownership Guidelines for Officers and Directors

•         The Company has adopted a Code of Business Ethics applicable to all directors, officers and employees.

•         Stock ownership guidelines require officers to hold company stock in an amount equal to a multiple of their base salary, based upon their title, for current officers, and within four years of election or appointment for new officers. See “Report of the Management Development and Compensation Committee of the Board of Directors—Specific Compensation Programs—Stock Ownership Guidelines.”

•         Stock ownership information of directors is shown in the table on page 21.

Board Membership Changes During 2003

During 2003, the Board consisted of 12 directors, including Mr. John T. Dillon, who retired as Chairman of the Board and Chief Executive Officer on October 31, 2003 after more than 38 years of service to the Company. Mr. Robert M. Amen and Ms. Martha F. Brooks were elected to the Board in November and December 2003, respectively. Mr. Patrick F. Noonan retired from the Board on February 5, 2004, after more than ten years of service to the Company. At that time, the size of the Board was reduced to 11 directors.

Board Committees

In order to fulfill its responsibilities, the Board has delegated certain authority to its committees. There are four standing committees and an executive committee. During 2003, the Board held eight (8) regular meetings and each of our directors attended at least 75% of the total number of meetings of the Board of Directors and the Committees on which he or she served. Following Mr. Noonan’s retirement, Mr. McClelland agreed to serve as Acting Chairman of the Public Policy and Environment Committee until a Chairman could be appointed by the Board following the annual meeting of shareholders. The following table shows the membership of, and the number of meetings held by, each of the committees during 2003.

Directors	Audit and Finance	Public Policy and Environment	Governance	Management Development and Compensation	Executive
Amen, R.M.		X
Brooks, M.F.		X
Eaton, R.J.	X			X*	X
Faraci, J.V.					X*
Gibara, S.G.	X		X
Henderson, J.A.	X			X
Kennedy, R.D.	X			X
McClelland, W.C.		X**	X		X
McHenry, D.F.			X*	X	X
Pfeiffer, J.C.		X	X
Shoemate, C.R.	X*			X	X
Number of Meetings	6	4	4	7	0

*	Chairman of the Committee
**	Acting Chairman of the Committee

A brief description of the Board committees and their functions is set forth below. Additional information about the committees can be found in the committee charters, which are available on the Investor Relations—Corporate Governance section of our website at www.internationalpaper.com. In addition, the Governance Committee charter is attached as Appendix C to this proxy statement.

Audit and Finance Committee

The Audit and Finance Committee:

•         Assists the Board in monitoring the integrity of the financial statements of the Company and financial reporting procedures.

•         Oversees management’s accounting for the Company’s financial results and reviews the timeliness and adequacy of the reporting of those results and related judgments.

•         Oversees the internal audit function and makes inquiry into the audits of the Company’s books made internally and by outside independent auditors.

•         Appoints and replaces the independent auditor, oversees the independent auditor and is responsible for the compensation of the independent auditor.

•         The Audit and Finance Committee pre-approves services to be performed by the independent auditor. A copy of the Committee’s guidelines for pre-approving those services is included with this proxy statement as Appendix A.

•         Informs the Board of any significant accounting matters, including critical accounting policies and judgments.

•         Establishes procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•         May, to the extent it deems necessary or appropriate, retain independent legal, accounting or other advisors.

•         Reviews and reports to the Board on the Company’s management of its financial resources.

•         Reviews the performance of the Committee.

Each member of our Audit Committee is independent under the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange listing rules and qualifies as an “audit committee financial expert” as defined by the SEC.

Management Development and Compensation Committee

The Management Development and Compensation Committee:

•         Annually reviews and makes recommendations to the Board with respect to the compensation of directors.

•         Annually reviews candidates for elected officer positions, and endorses nominees for election by the Board.

•         Has the authority to retain and terminate consultants to assist in the evaluation and compensation of directors, the Chief Executive Officer and elected officers; and it has the authority to approve consultants’ fees and other retention terms.

•         Reviews at least annually senior management succession planning, and reviews Company policies for the development of management personnel.

•          Approves annual and long-term incentive compensation plans of the Company.

•         Annually reviews and approves for elected officers of the Company who are not also directors, annual base salary, annual incentive compensation, and long-term incentive compensation.

•         Recommends to the independent directors the compensation of the Chief Executive Officer based on the independent directors evaluation of the Chief Executive Officer and the Company’s financial performance, shareholder return, competitive compensation data and other factors, and also recommends to the independent directors the compensation of any other officer who is also a director.

•         Reviews and approves employment agreements, severance agreements and change in control agreements, and any additional special or supplemental benefits for elected officers who are not also directors; any such agreements or benefits for elected officers who are also directors are approved by the independent directors.

•         Reviews the performance of the Committee.

Each member of our Management Development and Compensation Committee is independent under the New York Stock Exchange listing rules.

Governance Committee

The Governance Committee:

•         Reviews the structure of the Board, its committee structure and overall size.

•         Develops and recommends for Board approval standards for director independence.

•         Recommends for Board approval assignments of Board members to Committees.

•         Actively seeks individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, diversity, age, skills, occupation and experience in the context of the needs of the Board.

•         Reviews affiliations of directors and director candidates for possible conflicts of interest.

•         Establishes a process pursuant to which the independent directors annually evaluate the performance of the Chief Executive Officer.

•         Determines a schedule for regular executive sessions of the Board in which non-management directors meet without management participation.

•          Oversees and assesses the processes by which management provides information to the Board, as well as the quality and timeliness of the information received.

•         Reviews the performance of the Committee.

Each member of our Governance Committee is independent under the New York Stock Exchange listing rules.

Public Policy and Environment Committee

The Public Policy and Environment Committee:

•         Reviews the Company’s mission and objectives consistent with the responsibilities of good corporate citizenship.

•         Reviews the Company’s process for identifying contemporary and emerging public policy issues.

•         Reviews technology issues pertinent to the Company.

•         Reviews the Company’s policies, plans and performance relating to the environment, safety, and health to insure continuous improvement and compliance with applicable rules and regulations.

•         Reviews legal matters pertinent to the Company, and the Company’s compliance with its legal and regulatory obligations, including its adherence to, and adequacy of, its Code of Business Ethics.

•         Reviews and recommends to the Board action with respect to the indemnification of Company officers and directors in any pending or threatened legal action or proceeding.

•         Reviews the Company’s policies with respect to charitable and political contributions.

•         Reviews the performance of the Committee.

Executive Committee

In 2004, the Board adopted a charter for its Executive Committee.

The Executive Committee:

•         Acts for the Board when Board action is required and a quorum of the Board cannot be covened on a timely basis.

•         Membership consists of the Chairman of the Board and the respective Chairmen of the Audit and Finance, Governance, Management Development and Compensation and Public Policy and Environment Committees. The Chairman of the Board acts as the Chairman of the Executive Committee.

•         When acting for the Board, the Executive Committee must meet any independence requirements that would apply if the action were taken by the Board.

Related Transaction

In October 2000, Jerome N. Carter, senior vice president-human resources, in connection with his relocation to the Company’s headquarters, borrowed $200,000 interest-free from the Company. The loan was made prior to the prohibition of loans to insiders pursuant to the Sarbanes-Oxley Act of 2002. During 2003, the largest outstanding amount of this loan was $120,000. On December 31, 2003, the outstanding balance of the loan was $80,000. As of March 17, 2004, a balance of $40,000 is due to the Company, which is payable in accordance with the loan’s terms on or before the last business day of February 2005.

STOCK OWNERSHIP INFORMATION

We encourage our officers to hold shares of the Company. See “The Report of the Management Development and Compensation Committee of the Board of Directors—Stock Ownership Guidelines” for information about the amount of stock officers are required to hold. We believe that this helps to align their interests with your interests, as shareholders.

The following table shows, as of March 17, 2004, the number of shares of Company common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table on page 31, and by all directors and executive officers of the Company as a group. To the best of our knowledge, as of December 31, 2003, no person or group beneficially owned more than 5% of our common stock except as set forth in the table below.

Stock Ownership

Name of Beneficial Owner*	Shares of Common Stock Owned(1)	Stock Units Owned(2)	Stock Options Owned(3)
Robert M. Amen	229,206	10,575	279,000
Martha F. Brooks	0	1,426	0
John T. Dillon	297,508	42,278	1,382,237
Robert J. Eaton	10,800	25,184	0
John V. Faraci	426,046	4,435	309,000
Samir G. Gibara	3,116	5,512	0
James A. Henderson	10,675	5,509	0
Robert D. Kennedy	19,625	1,819	0
Christopher P. Liddell	64,843	209	52,500
W. Craig McClelland	24,664	3,486	125,648
Donald F. McHenry	11,361	20,816	0
James P. Melican	79,463	1,039	515,087
Jane C. Pfeiffer	15,884	9,364	0
Charles R. Shoemate	7,500	24,404	0
Maura A. Smith	69,492	0	65,000

	Shares Owned	Percent of Class
All directors and executive officers as a group	1,270,183	*
Owners of More than 5% of Our Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research and Management Company (4)
333 South Hope Street
Los Angeles, CA 90071	52,951,740	11.0%
State Street Bank and Trust Company (5)
225 Franklin Street
Boston, MA 02110	37,432,253	7.8%

*	All directors and executive officers as a group own less than 1% of common stock outstanding.

Footnotes to Stock Ownership

(1)

Ownership shown includes securities over which the individual has or shares, directly or indirectly, voting or investment powers, including certain relatives and ownership by trusts for the benefit of such relatives; certain individuals may disclaim beneficial ownership of some of these shares, but they are included for the purpose of computing the holdings and the percentages of common stock owned. These numbers do not include shares represented by stock options granted to executive officers under the Long-Term Incentive Compensation Plan.

(2)

Ownership shown represents the non-voting stock-equivalent units owned by the named individuals under the Non-funded Deferred Compensation Plan for Non-Employee Directors or the International Paper Company Deferred Compensation Savings Plan.

(3)

The column which includes all stock options held by the current and former executive officers, includes 2,363,472 stock options that are exercisable as of the record date or within sixty days of the record date. The number of stock options exercisable as of the record date or within sixty days of the record date for the named individuals are as follows:

Robert M. Amen	170,000
John T. Dillon	1,382,237
John V. Faraci	170,500
Christopher P. Liddell	0
W. Craig McClelland	125,648
James P. Melican	515,087
Maura A. Smith	0

(4)

This information is as of December 31, 2003, and was derived from a Schedule 13G/A filed on February 13, 2004 with the Securities and Exchange Commission by Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (“Capital Research”). According to its filing, Capital Research held shares of common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(5)

This information is as of December 31, 2003, and was derived from a Schedule 13G filed on February 5, 2004 with the Securities and Exchange Commission by State Street Bank and Trust Company. According to its filing, State Street Bank and Trust Company held shares of common stock of the Company as the independent trustee in trust funds for employee savings, thrift, and similar employee benefit plans of the Company and its subsidiaries (“Company Trust Funds”). In addition, State Street Bank and Trust Company is trustee for various third party trusts and employee benefit plans and is a registered investment advisor. As a result of its holdings, in all capacities, State Street Bank and Trust Company is the record holder of 37,432,253 shares of common stock of the Company. The trustee disclaims beneficial ownership of all such shares, except 17,112,019 shares of which it has sole power to dispose or to direct the disposition. The common stock held by the Company Trust Funds is allocated to participants’ accounts and such stock or the cash equivalent will be distributed to participants upon termination of employment or pursuant to withdrawal rights. The trustee votes the shares of common stock held in the Company Trust Funds in accordance with the instructions of the participants; shares for which no instructions are received are voted in the trustee’s discretion.

COMPENSATION OF DIRECTORS

Fees and Deferrals

Each non-employee director receives an annual retainer of $52,000, which may be converted to restricted stock at a 20% premium. In addition, non-employee directors receive an annual grant of 1,750 shares of restricted stock having a value as of March 17, 2004, equal to $72,660. These shares vest one year following grant. The restricted stock awards are made under the Non-Employee Directors Restricted Stock Plan. Committee chairmen also receive an additional $5,000 in cash or restricted stock. Directors may defer receipt of all or a portion of their remuneration until a later date under a Non-funded Deferred Compensation Plan for Non-Employee Directors.

In addition, under this Plan each non-employee director, 54 years or older, is credited with 300 deferred stock units (“DSUs”) each year. The DSUs remain in the plan until death, disability or retirement at which time, the DSUs are paid in cash based on the then prevailing stock price. The DSUs held in the non-employee director’s account are credited with dividend equivalents.

Restricted stock awards and DSUs credited in 2003 in connection with non-employee director compensation described above were as follows for each non-employee director:

Any director who is also an employee of the Company receives no compensation for services as a director or for attendance at Board or Committee meetings.

Other

We have established a directors’ planned gift program to promote charitable giving to education and assist corporate recruiting and research efforts. Pursuant to this program, we will donate $1 million over a ten-year period to one or more qualifying universities or colleges recommended by an individual director. Individual directors derive no financial benefit from this program since charitable deductions accrue solely to the Company.

Insurance and Indemnification Contracts

We provide liability insurance for our directors and officers at an annual cost of approximately $2.5 million and have contractual indemnification arrangements with our directors and certain of our officers under which we agree, in certain circumstances, to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or officers of the Company.

The principal underwriter of the current coverage, which extends until June 15, 2004, is Federal Insurance Company, a subsidiary of Chubb Group. No monies have been paid by the carriers or by the Company under these contractual arrangements or policies.

Director*	Shares/DSUs
M.F. Brooks	1,416**
R.J. Eaton	3,831
S.G. Gibara	2,050
J.A. Henderson	2,050
R.D. Kennedy	2,875
W.C. McClelland	3,400
D.F. McHenry	2,940
J.C. Pfeiffer	2,875
C.R. Shoemate	3,831

*         Mr. Patrick F. Noonan retired from the Board of Directors on February 5, 2004.

**      The restricted stock grant for Ms. Brooks was made in January 2004 following her election to the Board and represents a pro-rata award for the May 2003 grant.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Committee’s Role and Responsibilities

The Management Development and Compensation Committee of the Board of Directors (the “Committee”) is responsible for shaping the principles, strategies and compensation philosophy that guide the design of the Company’s employee compensation plans and programs. The Committee is composed entirely of the following independent, non-employee directors of the Board: Robert J. Eaton (Chairman), James A. Henderson, Robert D. Kennedy, Donald F. McHenry, and Charles R. Shoemate. In 2003, the Committee met seven (7) times with 100% attendance.

The Committee determines compensation of the Company’s elected officers, and makes recommendations to the independent members of the Board of Directors (the “Board”) on the compensation of the Chairman and Chief Executive Officer (“CEO”), the President and the non-employee Directors. The independent members of the Board approve all compensation actions regarding both the CEO and the President.

In addition, the Committee has general responsibility for insuring that the Company has in place policies and programs for the development and succession of senior management. A more complete description of the Committee functions is set forth under the heading “Information About Our Corporate Governance: Board Committees—Management Development and Compensation Committee” on page 18.

Compensation Philosophy

The Company’s compensation programs for salaried employees are designed to attract and retain top talent, and to reward and motivate employees to achieve business results. Guided by principles that reinforce the Company’s pay-for-performance philosophy, compensation typically includes a base salary, eligibility for annual cash bonuses and long-term incentives. Bonus eligibility and the amount of any awards are determined on the basis of individual and Company performance. This pay-for-performance philosophy is designed to improve shareholder returns by establishing and then evaluating actual performance against key performance drivers. These drivers, and the Company’s performance against them, are discussed in more detail below under the headings “Base Salary,” “Annual Bonus Incentives,” and “Long-term Incentive Compensation.” The Committee’s role is to ensure that the Company’s compensation philosophy is aligned with these performance drivers and metrics.

To assist in designing the Company’s compensation programs, the Committee retains the services of independent compensation consultants who report directly to the Committee. The Committee considers compensation data from a group of eight companies included in the forest products and paper industry (the “peer group”), and a select group of large manufacturing companies to benchmark the appropriateness and competitiveness of the Company’s compensation programs.

As described in more detail below, the Committee has selected certain companies in the peer group against which the Company’s return on investment (“ROI”) and total shareholder returns (“TSR”), two of the key performance drivers, are compared.

2003 Peer Group
Boise Cascade Corporation
Georgia-Pacific Corporation
International Paper
MeadWestvaco Corporation
Smurfit-Stone Container Corporation
Stora Enso Corporation
UPM
Weyerhaeuser Company

Starting in 2004, the Committee has added Domtar, Inc. to the peer group that will be used to compare the Company’s ROI per-

formance (the “ROI Peer Group”). It has also created a second larger group of comparably-sized manufacturing companies, adding Domtar, Inc., as well as Alcoa, Inc. and Dow Chemical Company, against which to compare the Company’s total shareholder return (the “TSR Peer Group”).

2004 and beyond. See “Long-Term Incentives” below for additional information on our equity programs.

Executive Compensation Programs

Base Salary

Base salaries for the CEO and the other elected officers are established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries are reviewed annually, and adjusted from time to time to recognize outstanding individual performance, promotions and competitive compensation levels. The 2003 salaries paid to the named executive officers are shown in the “Salary” column of the Summary Compensation Table below.

Annual Bonus Incentives

Annual bonuses for the CEO and elected officers are designed to reward continuous improvement in both financial performance as well as other key performance drivers. The Company’s annual cash bonus incentives are paid in accordance with the Company’s Management Incentive Plan (“MIP”). Each employee’s target opportunity is based on his or her position level, established in reference to skill level, position experience and scope of responsibilities. The amount of payment, in relation to target opportunity, is determined on the basis of Company and individual performance.

Annually, the Committee approves the MIP performance objectives and goals for the upcoming year. After year-end results are finalized, the Committee reviews the performance results and approves payment of the earned awards based on achievement against the approved metrics.

In 2003, the Company paid bonuses under its Management Incentive Plan based on achieving 63.4% of its targeted performance goals. Target payments under MIP were calculated in reference to the following metrics:

Return on investment compared to the Peer Group (30% weighting)

2004 ROI Peer Group
For ROI
Boise Cascade
     Corporation
Domtar Inc.
Georgia-Pacific
     Corporation
International Paper
MeadWestvaco
     Corporation
Smurfit Stone Container
     Corporation
Stora Enso Corporation
UPM Corporation
Weyerhaeuser Company

2004 Peer Group
for TSR
Alcoa Inc.
Boise Cascade
     Corporation
Domtar Inc
Dow Chemical Company
Georgia-Pacific Corporation
International Paper
Mead Westvaco
Smurfit Stone Container
     Corporation
Stora Enso Corporation
UPM Corporation
Weyerhaeuser Company

Committee’s Comprehensive Review of Equity Compensation

Commencing in late 2002 and continuing throughout 2003, with the assistance of the Committee’s consultants, the Committee reviewed the Company’s equity compensation programs, taking into account emerging accounting and regulatory trends. The Committee also surveyed the Company’s employees in early 2003 to assist in evaluating the effectiveness of the Company’s programs in achieving its business results. This review, along with employee feedback, supported the Committee’s decision to discontinue issuing stock options for senior executives in 2004, and for other employees in 2005. In lieu of stock options, the Committee approved expansion of the Company’s performance-based restricted share program. Employees who will no longer receive compensation in the form of stock options may be eligible to receive either performance-based restricted shares or increased cash compensation under the Company’s annual cash bonus program.

The Committee is recommending that the shareholders authorize an additional 14,000,000 shares to be available for issuance under the Company’s Long-Term Incentive Compensation Plan in order to accomplish the shift from stock options to the issuance of performance-based restricted shares in

Actual financial performance compared to planned financial goals (40% weighting); and

Actual performance compared to other non-financial performance drivers (30% weighting).

In 2004, the weighting of the metrics used to evaluate performance has been adjusted. The weighting of the Company’s performance compared to the 2004 ROI Peer Group has increased to 50%, and the weighting of its performance relative to planned financial goals has decreased to 20%.

Long-Term Incentives

Each year the Committee reviews and approves the issuance of stock options and performance-based restricted stock to eligible employees who participate in the Company’s long-term incentive plans, and makes recommendations to independent members of the Board with respect to the CEO and President.

Historically, stock options have been granted twice per year to approximately 5,000 participants based on annual target grant guidelines developed from a review of competitive market compensation. Actual grants are adjusted to reflect individual performance, retention considerations and other special circumstances. Stock options are granted at fair market value defined as the closing price on the business day immediately preceding the date of grant, and vest two years after the date of grant. Stock options expire on the tenth anniversary of the grant.

As explained previously, the Committee has decided to discontinue the stock option program in 2004 for members of executive management, and in 2005 for all other eligible employees. The program will be replaced with performance-based restricted shares for approximately 1,200 eligible employees.

The Company’s performance-based restricted shares have been granted annually under its Performance Share Plan to approximately 120 executives in leadership and strategic positions. Under this Plan, performance shares have been granted at the beginning of each year and paid at the end of a three-year performance period based on the achievement of defined performance objectives.

For each of the awards issued under the Performance Share Plan through 2003, the Company’s performance was measured against the Peer Group, weighted as follows:

75% for return on investment, and

25% for total shareholder return.

For the 2001-2003 performance period, the Company ranked third for ROI and fifth for TSR in the Peer Group. Had the Company ranked below six of the eight companies in the Peer Group, no performance shares would have been earned. Had the Company ranked first within the Peer Group, the payout could have been as high as 250% of the target award.

Commencing with the 2004 Performance Share Plan awards, the Committee will evaluate the Company’s performance against both the 2004 ROI Peer Group and the 2004 TSR Peer Group The Company must rank at least fifth out of nine in ROI and sixth out of eleven in TSR for performance shares to be awarded at 50% of target. If the Company’s ranking falls below fifth for ROI or sixth for TSR, no performance shares will be earned.

At the discretion of the Committee, performance awards may be reduced if the Company’s actual ROI or TSR is a negative number. In addition, to further align rewards with shareholders’ interests, the Committee has adjusted the weighting of the metrics for the CEO, the President, and five direct reports of the CEO. For this senior group of executives, the metrics will be equally weighted between return on investment and total shareholder return, and the maximum payout will be increased from 250% to 300%, if the Company ranks first within the Peer Group.

Other Equity Incentives

The Company has an additional restricted stock program, which is utilized solely for recruitment, retention and special recognition purposes. Awards under this program generally vest based on continued employment. Award sizes and vesting periods vary to allow flexibility as deemed appropriate for each award. The Committee may recommend awards for the CEO and the President for approval by the independent members of the Board. The CEO may recommend awards for elected officers for approval by the Committee. The Committee has also authorized the Senior Vice President of Human Resources, with the approval of the CEO, to approve awards of restricted stock under the program to non-elected officers and other employees.

Stock Ownership Guidelines

In January 2003, the Company implemented stock ownership guidelines to further align the long-term financial interests of the Company's shareholders and its senior management. These guidelines require officers to hold Company stock valued at a multiple of their base pay based upon their title, as follows:

ommended to the independent members of the Board for approval, CEO compensation, using methods consistent with those used for other senior executives.

In April 2003, Mr. Dillon’s base salary was increased to $1,300,000 in recognition of his service and past accomplishments. Mr. Faraci’s base salary increased in February 2003 to $650,000, when he was promoted to President, and then to $965,000 when he was promoted to Chairman and CEO.

In 2003, Mr. Dillon and Mr. Faraci were eligible for award payments under both the annual and long-term incentive compensation programs. Mr. Dillon’s annual cash incentive award was paid at target for a full year of service in light of his valuable contributions to the Company, and his 2001-2003 performance-based restricted share award was also paid at target but pro-rated through the date of his retirement. Mr. Faraci’s awards under these incentive programs were paid in accordance with the terms of the plan. The actual awards paid in 2003 are shown in the Summary Compensation Table.

In 2003, both Mr. Dillon and Mr. Faraci received an annual grant of performance-based restricted stock under the Performance Share Plan and semi-annual grants of stock options. In January 2003, Mr. Dillon was awarded 50,000 restricted shares under the Performance Share Plan. Mr. Dillon was also granted 125,000 stock options in April 2003 and, in appreciation for his long service and valuable contributions to the Company, he was granted 187,500 stock options in October 2003, the maximum award for his position. In 2003, Mr. Faraci was awarded 64,277 performance-based restricted shares, which included pro-rated adjustments to outstanding awards for his promotions to President and then to CEO. Mr. Faraci was also granted 53,000 and 48,000 stock options, respectively, in April and October 2003. Additionally, in recognition of his promotion to CEO, Mr. Faraci was granted 35,000 restricted shares that vest five years from the date of the grant.

Mr. Dillon’s eligible compensation for purposes of calculating his Unfunded Supplemental Retirement benefit included his base salary rate at retirement, his target award

CEO President Executive Vice President Senior Vice President Vice President	5x base pay 4x base pay 3x base pay 2x base pay 1x base pay

Current officers are expected to meet these ownership guidelines by January 1, 2007, and new officers are expected to comply within four years of election or appointment, absent unusual circumstances. In addition, commencing in 2004, the Company implemented holding requirements that prohibit officers from disposing of more than 20% of their Company stock ownership position in the Company in any one year without the prior approval of the CEO, and, in the case of senior vice presidents and above, without prior approval of the Committee.

CEO Compensation

The year 2003 was a year of transition for International Paper. Mr. Dillon served as Chairman and CEO for the first ten months of the year, and retired after a 38-year career with the Company. On November 1, 2003, Mr. Faraci became the Chairman and CEO. The fiscal year 2003 compensation for Mr. Dillon and Mr. Faraci consisted of base salary, annual bonus, and long-term incentives. The Committee determined, and rec-

under the MIP, and his incentive award paid under the Champion Integration CEO Performance Incentive Plan as shown under “Retirement Benefits”. In connection with Mr. Dillon’s retirement, the Board approved certain payments in recognition of his contributions to the Company, including his monthly base pay for the remainder of 2003. The Board also approved reimbursing legal fees and other incidental out-of-pocket expenses incurred by Mr. Dillon in connection with his retirement. The Board also approved reimbursement of expenses incurred for office space and administrative support for a period of ten years following his retirement. The Company signed a one-year consulting agreement with Mr. Dillon, commencing November 1, 2003. This agreement permits the Chairman and CEO to request Mr. Dillon’s services on an “as needed” basis at the rate of $5,500 per day. The one-year term may be extended at the discretion of the Company. Consulting fees paid to Mr. Dillon in 2003 are included in “Other Income” in the Summary Compensation Table.

Deductibility of Executive Compensation

The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code which allows the Company an income tax deduction for certain compensation exceeding $1,000,000 paid in any taxable year to named executive officers. The Company’s shareholders are being asked to reaffirm the material terms of the performance goals under the Long-Term Incentive Compensation Plan. The Committee endorsed amendments to the Long-Term Incentive Compensation Plan to make certain sections of the Plan compatible with these performance goals. The Committee believes, however, that it is appropriate to maintain flexibility to make adjustments under the Management Incentive Plan, despite the fact that certain amounts paid to executives in excess of $1,000,000 will not be tax deductible by the Company.

Summary

The Committee believes the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of its shareholders. The Committee believes that the compensation of the Company’s executives is both appropriate and responsive to the goal of improving shareholder returns

THE MANAGEMENT DEVELOPMENT
AND COMPENSATION
COMMITTEE OF THE BOARD OF
DIRECTORS

Robert J. Eaton, Chairman
James A. Henderson
Robert D. Kennedy
Donald F. McHenry
Charles R. Shoemate

Compensation Committee Interlocks and Insider Participation

No executive officer or other employee of the Company served as a member of the Committee or as a member of the compensation committee on the board of any company where an executive officer of such company is a member of the Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of ownership and changes in ownership of Company stock with the Securities and Exchange Commission (“Commission”) and the New York Stock Exchange. Copies of these reports must also be furnished to the Company.

As a result of an administrative oversight, John V. Faraci inadvertently omitted to report one transaction in March 2003 under the revised rules of the Commission relating to reporting such transaction. Mr. Faraci subsequently reported the transaction in March 2003 under Form 4.

As a result of an administrative oversight, Robert J. Grillet inadvertently omitted to report one transaction in April 2003 under the revised rules of the Commission relating to reporting such transaction. Mr. Grillet subsequently reported the transaction in April 2003 under Form 4.

As a result of an administrative oversight, each officer who is a Section 16 filer of the Company inadvertently omitted to report one transaction in April 2003 under the revised rules of the Commission relating to reporting such transaction. The officers subsequently reported the transactions in April 2003 under Form 4.

As a result of an administrative oversight, two current officers—Robert J. Grillet and Christopher Liddell and one former officer—James Melican, inadvertently omit-

ted to report one transaction in April 2003 under the revised rules of the Commission relating to reporting such transaction. Messrs. Grillet, Liddell and Melican subsequently reported the transactions in April 2003 under Form 4.

Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all other filing requirements applicable to its executive officers and directors were complied with during 2003.

PERFORMANCE GRAPH

The following graph compares a $100 investment in Company stock with a similar investment in a peer group of five key competitor companies and the S&P 500. The peer group used to compare shareholder	returns in this graph does not include the non-U.S. companies from the peer group used for compensation purposes. The graph portrays total return, 1998-2003, assuming reinvestment of dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FIVE YEARS ENDED DECEMBER 31, 2003*

International Paper

S&P 500 Index

Peer Group

60

80

100

120

140

160

180

200

1998

1999

2000

2001

2002

2003

D

o

l

l

a

r

s

	1998	1999	2000	2001	2002	2003
International Paper	100	129	96	97	86	109
S&P 500 Index	100	121	110	97	76	97
Peer Group **	100	150	108	110	93	131

Assumes $100 invested on December 31, 1998.

*	Total return assumes reinvestment of dividends.
**	Includes Boise Cascade Corporation, MeadWestvaco Corporation, Georgia-Pacific Corporation, Smurfit-Stone Container Corporation, and Weyerhaeuser Company.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

The compensation of the Company’s executive officers is approved by the Management Development and Compensation Committee except for the compensation of the officers who are also directors of the Company. Their compensation is first recommended by the Management Development and Compensation Committee and then approved by the Board of Directors.

The following tables set forth information with respect to the two people who served as Chief Executive Officer during 2003 and the four most highly compensated executive officers of the Company for the years 2001 - 2003.

SUMMARY COMPENSATION TABLE
					Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Position	Year	Salary ($) (1)	Bonus ($) (2)	Other Annual Compensation ($) (3)	Restricted Stock Awards ($) (4)	Options (#) (5)	LTIP Payouts ($) (6)	All Other Compensation ($) (7)
Robert M. Amen	2003	$562,500	$410,300	$1,478,493	$590,250	71,500	$628,922	$94,821
President	2002	500,000	700,000	—	—	75,000	544,856	62,521
	2001	447,417	217,000	98,766	—	23,000	1,029,909	59,273
John T. Dillon	2003	$1,260,000	$1,285,400	$—	$—	312,500	$5,718,725	$713,212
Chief Executive Officer (8)	2002	1,140,000	1,800,000	—	—	450,000	1,986,516	128,039
(retired 10/31/03)	2001	1,130,625	600,000	—	—	150,000	2,145,246	255,742
John V. Faraci	2003	$690,000	$815,000	$—	$1,377,250	101,000	$767,393	$119,513
Chairman of the Board and
Chief Executive Officer	2002	500,000	700,000	—	—	75,000	544,856	63,635
	2001	447,417	217,000	—	—	23,000	1,029,909	58,089
Christopher P. Liddell	2003	$470,833	$413,500	$349,648	$—	45,000	$664,482	$56,642
Senior Vice President (9)	2002	442,140	275,072	—	—	7,500	238,382	—
and Chief Financial Officer	2001	399,837	161,202	—	—	—	—	—
James P. Melican	2003	$591,850	$470,800	$—	$—	75,000	$1,194,158	$191,318
Executive Vice President (10)	2002	567,400	550,000	—	—	55,000	476,764	72,204
(retired 12/31/03)	2001	563,250	169,000	—	—	223,000	1,029,909	103,274
Maura A. Smith	2003	$358,049	$660,100	$87,274	$173,150	65,000	$467,608	$37,994
Senior Vice President, (11)
General Counsel and
Corporate Secretary

(1)	Salary paid in 2003, 2002 and 2001 includes amounts deferred.
(2)

Management Incentive Plan awards paid in 2004, 2003 and 2002 attributable to 2003, 2002 and 2001, respectively, including amounts deferred. Amount in 2003 for Ms. Smith also includes a one time new hire bonus. Amount in 2003 for Mr. Liddell also includes a one time special relocation bonus. Amounts in 2002 and 2001 for Mr. Liddell also include bonus payments made by Carter Holt Harvey Ltd (CHH). Mr. Liddell received a bonus payment of $179,518.57 in April 2001 from CHH for the period April 1, 2000 through March 31, 2001. The amount in the table for 2001 for Mr. Liddell includes only the portion of that payment which is attributable to the 3-month period from January 1 - March 31, 2001.

(3)

The amounts for Mr. Amen in 2003 and 2001 represent items related to Mr. Amen’s expatriate assignment in Belgium and his subsequent return to the U.S. The amount in 2003 includes imputed income generated from the Company’s payment of a third party loan on behalf of Mr. Amen related to his overseas assignment. Amounts in 2003 for Mr. Liddell and Ms. Smith include relocation expenses.

(4)

The amounts represent time-base restricted stock awarded of 35,000, 15,000 and 5,000 in 2003 to Messrs. Faraci and Amen and Ms. Smith respectively under the LTICP valued using the closing price of IP stock on the day before the grant. Restricted performance shares awarded in 2003 under the LTICP but not yet vested as of December 31, 2003 are disclosed in the table of Long-Term Incentive Plan-Awards During 2003 on page 36 and will be disclosed in column (h) in the year they vest.

The number and dollar value of restricted stock holdings (including dividends) at December 31, 2003 are as follows:

	Restricted Stock	Dollar Value
Robert M. Amen	99,481	$4,288,626
John T. Dillon	—	—
John V. Faraci	160,888	6,935,882
Christopher P. Liddell	19,603	845,085
James P. Melican	29,527	1,272,909
Maura A. Smith	26,919	1,160,478
These numbers include the restricted stock portion of the tandem awards of restricted stock/options made to the respective individuals under continuity awards. Dividends are paid on restricted shares.
(5)

Includes replacement options if applicable. These figures do not include the tandem option awards made as a part of the continuity awards, insofar as the awards are characterized as restricted stock awards.

(6)

Long-Term Incentive Plan payouts in 2003 include the value of the restricted performance shares which became vested on December 31, 2003 (including dividends). Mr. Dillon’s 2003 payout also includes an Executive Continuity Award which vested September 7, 2003 upon his 65th birthday as well as a pro rata payout of restricted performance shares due to vest December 31, 2003, 2004 and 2005 valued at October 31, 2003 upon his retirement. Mr. Melican’s 2003 payout also includes a pro rata payout of restricted performance shares due to vest December 31, 2004 and 2005 valued at December 31, 2003 upon his retirement. Mr. Liddell’s payout in 2003 also includes a continuity award payout from CHH.

Long-Term Incentive Plan payouts in 2002 include the value of the restricted performance shares which became vested on December 31, 2002 (including dividends).

Long-Term Incentive Plan payouts in 2001 include the: (a) payouts related to the Champion Merger Savings & Synergy Plan which had an award period beginning on July 1, 2000 and ending on December 31, 2001 and (b) the value of the restricted performance shares which became vested on December 31, 2001 (including dividends).

(7)

Totals for 2003 represent (a) Company contributions to the Salaried Savings Plan and the Deferred Compensation Savings Plan, (b) cost of group life insurance, (c) premium payments grossed up for taxes for the Executive Supplemental Insurance Plan (ESIP), (d) accruals for ESIP lump-sum dividend payments, (e) vacation pay upon retirement, (f) consulting fees and (g) expenses relating to office space, administrative support, legal fees and incidental expenses as follows (the letters correspond to the above items):

	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Robert M. Amen	$60,100	$2,967	$31,754	$—	$—	$—	$—
John T. Dillon	138,314	30,803	—	(17,722)	231,867	46,750	283,200
John V. Faraci	65,190	3,671	50,652	—	—	—	—
Christopher P. Liddell	14,613	1,365	40,664	—	—	—	—
James P. Melican	54,678	8,981	10,412	20,324	96,923	—	—
Maura A. Smith	3,333	1,219	33,442	—	—	—	—

(8)	Mr. Dillon’s 2003 salary includes base pay for a two month transitional period following retirement.
(9)

Mr. Liddell was Chief Executive Officer for CHH, a majority owned New Zealand subsidiary of International Paper, until 2002, when he assumed the position of Vice President-Finance of IP. He was subsequently promoted to Senior Vice President and Chief Financial Officer in March 2003. As such, his salary in 2002 and 2001, related to payments from CHH, was converted to U.S. dollars using the average mid-month exchange rate during 2002 and 2001, respectively. One time bonus payments were converted to U.S. dollars at the current mid-month rate at the time of payment.

(10)

In connection with his retirement, Mr. Melican entered into a one-year consulting agreement with the Company commencing January 1, 2004. The agreement provides that Mr. Melican will provide consulting services to the Company at the rate of $50,000 per month.

(11)	Ms. Smith was hired by International Paper in March 2003.

The table below sets forth the information on option grants made in 2003 to the named executive officers:

OPTION GRANTS IN 2003
	Individual Grants
(a)	(b)		(c)	(d)	(e)	(f)
	Options Granted (#) (1) (3)		% of Total Options Granted to Employees in 2003	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Value ($) (2)
Robert M. Amen	37,500	(O)	0.33%	$34.96	04/08/13	219,750
	34,000	(O)	0.30%	39.14	10/14/13	199,240
John T. Dillon	125,000	(O)	1.10%	$34.96	04/08/13	732,500
(retired 10/31/03)	187,500	(O)	1.66%	39.14	10/14/13	1,098,750
John V. Faraci	53,000	(O)	0.47%	$34.96	04/08/13	310,580
	48,000	(O)	0.42%	39.14	10/14/13	281,280
Christopher P. Liddell	22,500	(O)	0.20%	$34.96	04/08/13	131,850
	22,500	(O)	0.20%	39.14	10/14/13	131,850
James P. Melican	37,500	(O)	0.33%	$34.96	04/08/13	219,750
	37,500	(O)	0.33%	39.14	10/14/13	219,750
Maura A. Smith	20,000	(O)	0.18%	$33.80	03/31/13	117,200
	22,500	(O)	0.20%	34.96	04/08/13	131,850
	22,500	(O)	0.20%	39.14	10/14/13	131,850

(1)

Upon exercise of an option, a replacement option may be granted with the exercise price equal to the current market price and with a term extending to the expiration date of the original option. Original options are indicated by “(O)” and replacement options by “(R)”.

The restricted stock is reported as part of the total holdings of the respective individuals under footnote (4) in the Summary Compensation Table.

(2)

Grant date value is based on Black-Scholes option pricing model adapted for use in valuing stock options. The real value of the options in this table depends upon the actual performance of the Company’s stock during the applicable period and upon when they are exercised. The Company believes that no model accurately predicts the future price of International Paper’s stock or places an accurate present value on stock options. The grant date values were determined based upon the following assumptions:

Original (O)
Expected volatility	24.06%
Risk-free rate of return	2.46%
Dividend Yield	2.71%
Expected term (years)	3.50
Weighted Average Black-Scholes Value	$5.86

(3)	All options vest 2 years from grant date. Mr. Dillon and Mr. Melican’s options vested immediately upon retirement.

The table below sets out the information on options exercised and options outstanding:

AGGREGATED OPTION EXERCISES IN 2003 AND DECEMBER 31, 2003 OPTION VALUES
(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Shares Acquired on Exercise		Number of Unexercised Options at 12/31/03 (#) (1)		Value of Unexercised In-the-Money Options at 12/31/03 ($) (1)
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name and Position	(#)	($)			(2)	(2)
Robert M. Amen	—	—	138,100	146,500	$698,690	$901,105
John T. Dillon (retired 10/31/03)	—	—	1,398,237	—	5,960,996	—
John V. Faraci	—	—	137,800	176,000	734,155	1,083,010
Christopher P. Liddell	—	—	—	52,500	—	308,100
James P. Melican (retired 12/31/03)	32,000	$235,120	530,487	—	1,327,751	—
Maura A. Smith	—	—	—	65,000	—	458,900

(1)	Options granted as part of the tandem awards of restricted stock/options made as executive continuity awards are not included.
(2)	Total value of options (market value minus exercise price) based on fair market value of Company stock of $43.11, as of December 31, 2003.

The table below sets out information on Long-Term Incentive Plan Awards granted to the named executive officers during 2003:

LONG-TERM INCENTIVE PLAN—AWARDS DURING 2003
(a)	(b)	(c)	(d)	(e)	(f)
			Estimated Future Payouts under Non-Stock Price-Based Plans (1)
Name and Position	Number of Shares (#)	Performance Period or Period Until Payout	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)
Robert M. Amen	18,611	01/01/03–12/31/05	$—	$802,320	$2,005,801
	1,944	01/01/02–12/31/04	—	83,806	209,515
John T. Dillon (5) (retired 10/31/03)	50,000	01/01/03–12/31/05	$—	$2,155,500	$5,388,750
John V. Faraci	42,500	01/01/03–12/31/05	$—	$1,832,175	$4,580,438
	18,500	01/01/02–12/31/04	—	797,535	1,993,838
	3,277	01/01/01–12/31/03	—	141,271	353,179
Christopher P. Liddell	10,250	01/01/03–12/31/05	$—	$441,878	$1,104,694
	2,750	01/01/02–12/31/04	—	118,553	296,381
	1,250	01/01/01–12/31/03	—	53,888	134,719
James P. Melican (5)	14,750	01/01/03–12/31/05	$—	$635,873	$1,589,681
(retired 12/31/03)	1,750	01/01/02–12/31/04	—	75,443	188,606
	750	01/01/01–12/31/03	—	32,333	80,831
Maura A. Smith	10,500	01/01/03–12/31/05	$—	$452,655	$1,131,638
	10,500	01/01/02–12/31/04	—	452,655	1,131,638
	10,500	01/01/01–12/31/03	—	452,655	1,131,638

(1)	The dollar value of estimated payouts was calculated using a value of $43.11 (IP’s closing stock price on December 31, 2003).
(2)	No award is paid out if International Paper ranks below 6th out of the designated eight member peer group.
(3)	100% of the award is paid out if International Paper achieves the median ranking within the designated eight member peer group.
(4)	Up to 250% of the award is paid out if International Paper ranks 1st out of the designated eight member peer group.
(5)	Prorata awards were paid out to Mr. Dillon and Mr. Melican upon retirement at 10/31/03 and 12/31/03, respectively and reported in the Summary Compensation Table in column (h).

Retirement Benefits

“Pensionable Remuneration” means salary, cash bonus, and compensation deferred under the Deferred Compensation Savings Plan or awards deferred under the MIP and, with respect to Mr. Dillon, amounts related to the Champion Merger Savings and Synergy Plan, and transitional retirement compensation.

The following table shows the total estimated annual pension benefits payable under the Company’s qualified and supplementary retirement plans upon retirement at age 65, calculated on a straight life annuity basis and reduced by a Social Security offset:

	Creditable Years of Service
Pensionable Remuneration	1-7		8		9		10	15	20	25	30	35	40
$100,000	$25,000	*	$25,000	*	$25,000	*	$25,710	$38,565	$39,554	$39,554	$39,654	$48,004	$56,354
$200,000	$50,000	*	$50,000	*	$52,389		$58,210	$87,315	$89,554	$89,554	$89,754	$106,454	$123,154
$300,000	$75,000	*	$75,000	*	$81,639		$90,710	$136,065	$139,554	$139,554	$139,854	$164,904	$189,954
$350,000	$87,500	*	$87,500	*	$96,264		$106,960	$160,440	$164,554	$164,554	$164,904	$194,129	$223,354
$400,000	$100,000	*	$100,000	*	$110,889		$123,210	$184,815	$189,554	$189,554	$189,954	$223,354	$256,754
$600,000	$150,000	*	$150,568		$169,389		$188,210	$282,315	$289,554	$289,554	$290,154	$340,254	$390,354
$800,000	$200,000	*	$202,568		$227,889		$253,210	$379,815	$389,554	$389,554	$390,354	$457,154	$523,954
$1,000,000	$250,000	*	$254,568		$286,389		$318,210	$477,315	$489,554	$489,554	$490,554	$574,054	$657,554
$1,500,000	$375,000	*	$384,568		$432,639		$480,710	$721,065	$739,554	$739,554	$741,054	$866,304	$991,554
$2,000,000	$500,000	*	$514,568		$578,889		$643,210	$964,815	$989,554	$989,554	$991,554	$1,158,554	$1,325,554
$3,000,000	$750,000	*	$774,568		$871,389		$968,210	$1,452,315	$1,489,554	$1,489,554	$1,489,554	$1,489,554	$1,489,554
$4,000,000	$1,000,000	*	$1,034,568		$1,163,889		$1,293,210	$1,939,815	$1,989,554	$1,989,554	$1,989,554	$1,989,554	$1,989,554
*	The 1st through 7th and part of the 8th and 9th years’ calculations apply the minimum benefit of 25% of pay.

Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees which provides pension benefits based on final average earnings; a supplementary plan which provides a make-up of qualified plan benefits limited by the imposition of statutory tax code limitations; and a supplementary plan covering designated senior managers which provides supplemental benefits to the qualified plan.

At December 31, 2003, the number of creditable years of service and pensionable remuneration for the named executive officers was:

Name	Years*	Remuneration

Mr. Amen	23.25	1,170,200
Mr. Dillon	38.08	3,360,400	**
Mr. Faraci	29.33	1,975,400
Mr. Liddell	8.25	902,333
Mr. Melican	19.92	1,117,400
Ms. Smith	0.83	811,700

*

Effective as of January 1, 2003, the Company extended the current level of benefits under the Qualified and Non-Qualified Plans for Covered Salaried Employees for all years of service whether or not contributions were made by the employee.

**

Mr. Dillon’s eligible compensation for purposes of calculating his Unfunded Supplemental Retirement benefit included his base salary rate at retirement, his target award under the MIP, and his incentive award paid under the Champion Integration CEO Performance Incentive Plan.

Matching the creditable years with the table above will indicate annual pension benefits.

TERMINATION AGREEMENTS

The Company has agreements with members of the executive officer group, including the named executive officers of the Company providing for payments and other benefits if there is a “change of control” (as defined in each such agreement) of the Company. Upon a change of control, all outstanding stock options will vest and become exercisable, any forfeiture and similar provisions related to restricted stock will lapse, all performance goals applicable to any performance-based awards will be deemed to have been fully satisfied and each executive continuity award and other long-term award will become fully vested and, if applicable, fully exercisable.

In addition, following the change in control, if the officer’s employment is terminated following (i) by the Company or its successor, other than for cause, disability or retirement, or (ii) by the officer if the chief executive officer of the Company ceases to hold that position for reasons other than cause, retirement or disability, or if there is an adverse change in, among other things, the officer’s duties or responsibilities, compensation, benefits or office location, then the officer will receive:

(a)      continuation of medical and dental insurance coverage until age 65 or eligibility to join a comparable plan sponsored by another employer;

(b)      retiree medical coverage;

(c)      a lump-sum payment equal to base salary through termination, an amount in cash equal to the value of any earned but unused vacation, and unpaid short-term annual incentive compensation for the year preceding termination;

(d)      a lump-sum payment equal to his or her short-term annual incentive compensation for the year in which the termination occurs, determined as if the applicable performance goals were satisfied, and prorated to reflect the actual number of days elapsed during the year;

(e)       a lump-sum payment equal to:

(i)       his or her annualized base salary at termination together with the greater of his or her target short-term incentive compensation for the year in which the termination occurs or his or her average short- term incentive compensation during the three years preceding termination, multiplied by the number “three”; and

(ii)      an amount necessary to offset any federal excise tax on all payments received under the agreement, unless the aggregate value of all such payments are less than 115% of his or her base amount, multiplied by the number “three”, in which case such payments will be reduced to avoid any such federal excise tax;

(f)       the highest, as determined by the Company’s outside auditors, of his or her benefits (i) under the Company’s supplemental retirement plan as if there had been a change of control, (ii) under the same plan as if there had not been a change of control but as if he or she were credited with additional years of age and service or (iii) under the Company’s retirement plan as if he or she were credited with additional years of age and service; and

(g)      executive financial counseling services.

In addition to the foregoing, the Long-Term Incentive Compensation Plan contains provisions that release restrictions from stock awards and stock options for all members of the group if there is a change of control of the Company. Also, the supplemental retirement plan for senior managers provides that if a change of control of the Company occurs, pension benefits will vest immediately and the minimum benefit will be increased from 25% to 50% of pensionable remuneration.

EQUITY COMPENSATION PLAN

The following table gives information about equity awards under the Company’s Long-Term Incentive Compensation Plan and the	Company’s Compensation Plan for Outside Directors as of December 31, 2003.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	42,805,828 (1)	$39.51	14,973,131 (2)

(1)	Amount does not include 118,491 shares to be issued under the plan of an acquired company. No additional shares may be granted under this plan.
(2)	2,285,106 shares may be issued in the form of restricted stock.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit and Finance Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003.

The Audit and Finance Committee has reviewed and discussed the Company’s annual audited and quarterly consolidated financial statements for the 2003 fiscal year with management and Deloitte & Touche LLP (“Deloitte & Touche”), our independent auditor. The Audit and Finance Committee has discussed with Deloitte & Touche, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees”, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit and Finance Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”and has discussed with Deloitte & Touche its independence from the Company and its management. The Audit and Finance Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining the audit’s independence.

The Audit and Finance Committee acts pursuant to the Audit and Finance Committee Charter. Each of the members of the Audit and Finance Committee qualifies as an “independent” director under the current listing standards of the New York Stock Exchange.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Committee has selected and the Board of Directors has approved, subject to shareholder ratification, the appointment of the Company’s independent auditor.

Audit and Finance Committee:

Charles R. Shoemate, Chairman
Robert J. Eaton
Samir G. Gibara
James A. Henderson
Robert D. Kennedy

THE COMPANY’S INDEPENDENT AUDITOR

The Audit and Finance Committee of the Board annually considers the selection of the Company’s independent auditor. As recommended by the Audit and Finance Committee on April 9, 2002, the Company’s Board of Directors decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent auditor and engaged Deloitte & Touche, a member firm of Deloitte Touche Tohmatsu, and their respective affiliates (“Deloitte & Touche”) to serve as the Company’s independent auditor.

Deloitte & Touche’s reports on the consolidated financial statements for the fiscal years ended December 31, 2002 and 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s year ended December 31, 2001 and prior to their dismissal, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Anderson’s satisfaction, would have caused them to make reference to the subject matter in connection with their report; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Audit and Finance Committee is responsible for recommending the Company’s independent auditors, and has evaluated the qualifications, performance and independence of Deloitte & Touche. Based on this evaluation, the Audit and Finance Committee has recommended, and the Board has approved, Deloitte & Touche as the Company’s independent auditor for 2004, subject to shareholders ratification.

Fees Paid To Our Independent Auditor

The Board of Directors engaged Deloitte & Touche to perform annual audits of the Company’s financial statements for the years ended December 31, 2003 and 2002. The total fees paid to Deloitte & Touche follow (in thousands)
	2002	2003
Audit Fees	$6,869	$6,952
Audit-Related Fees	$644	$2,198
Tax Fees	$959	$3,171
All Other Fees	$7	0
Deloitte & Touche Total Fees	$8,479	12,321

Services Provided by Deloitte & Touche

All services rendered by Deloitte & Touche are permissible under applicable laws and regulations, and are pre-approved by the Audit and Finance Committee. Pursuant to rules adopted by the SEC, the fees paid to Deloitte & Touche for services provided are presented in the table above under the following categories:

1)        Audit Fees — These are fees for professional services performed by Deloitte & Touche for the audit and review of our financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and other services related to SEC matters.

2)        Audit-Related Fees — These are fees for assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. This includes: employee benefit and compensation plan audits; accounting consultations on divestitures on acquisitions; attestations by Deloitte & Touche that are not required by statute or regulation; consulting on financial accounting and reporting standards; and consultations on internal controls and qual-

            ity assurance audit procedures related to new or changed systems or work processes.

3)        Tax Fees — These are fees for professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. This includes consultations on preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

4)        All Other Fees — These are fees for other permissible work performed by Deloitte & Touche that do not meet the above category descriptions. The services relate to various local engagements that are permissible under applicable laws and regulations.

The Audit and Finance Committee has adopted “Guidelines for Pre-Approval of Independent Auditor Services”, which is included with this proxy statement as Appendix A.

Appendix A

GUIDELINES OF INTERNATIONAL PAPER COMPANY
AUDIT AND FINANCE COMMITTEE
FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit and Finance Committee has adopted the following guidelines regarding the engagement of the Company’s principal independent auditor to perform services for the Company:

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Audit and Finance Committee with a draft audit plan and related engagement letter in March of each year outlining the scope of the audit services proposed to be performed for that calendar year, along with estimated fees. If agreed to by the Audit and Finance Committee, the audit plan and engagement letter will be finalized and formally accepted by the Audit and Finance Committee at its May meeting.

For non-audit services (i.e., audit-related, tax and all other services), Company management will submit to the Audit and Finance Committee for pre-approval (during December each year) the list of non-audit services that it recommends the Audit and Finance Committee engage the independent auditor to provide for the next calendar year. Company management and the independent auditor will each confirm to the Audit and Finance Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a range of estimated non-audit service spending for the fiscal year will be provided. The Audit and Finance Committee will approve both the list of permissible non-audit services and the range of permissible spending for such services. The Audit and Finance Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process and the actual fees related thereto.

To ensure prompt handling of unexpected matters, the Audit and Finance Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and related fees up to $100,000. The Chair will report action taken to the Audit and Finance Committee at the next Audit and Finance Committee meeting.

Management and the independent auditor will work together to ensure that all audit and non-audit services provided to the Company have been approved by the Audit and Finance Committee. The Senior Vice President, Audit will be responsible for tracking all services provided by the independent auditor and the related fees for such services and periodically report to the Audit and Finance Committee. Annually, a report is prepared for the Audit and Finance Committee which lists all services performed and the related fees for review, approval and inclusion in the Proxy.

A-1

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Appendix B

AMENDED AND RESTATED

INTERNATIONAL PAPER COMPANY
LONG-TERM INCENTIVE COMPENSATION PLAN

(Proposed changes are indicated in bold italics)

1. Purpose and Effective Date

This plan shall be known as the International Paper Company Long-Term Incentive Compensation Plan (the “Plan”). The purpose of this Plan is to provide incentive for senior management officers and employees of the Company and its subsidiaries (the “Company”) to improve the performance of the Company on a long-term basis, and to attract and retain in the employ of the Company persons of outstanding competence. The terms “subsidiary” and “subsidiaries” as used herein shall mean corporations which are owned or controlled by International Paper Company, directly or indirectly.

The effective date of the Plan is January 1, 1989. The Plan was amended in 1994, 1999, 2000 and 2003 by a vote of shareholders.

2. Administration of the Plan

(a)

The Plan shall be administered by a committee (the “Committee”) which shall be composed of members of the Board of Directors of the Company and which shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“1934 Act”) (or any successor rule) and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee is authorized to administer and interpret the Plan, to authorize, change, and waive the restrictions and conditions imposed on awards and stock options under the Plan, to delegate the granting of awards hereunder, and to adopt such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee or its delegates on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties, including the Company, the shareholders and the participants.

(b)

No member of the Committee or any employee acting on its behalf shall incur any liability for any action or failure to act in connection with this Plan. The Company shall indemnify each member of the Committee and any employee acting on its behalf against any and all claims, losses, damages, expenses and liabilities arising from any action or failure to act.

3. Participants

(a)

Participation in this Plan shall be limited to senior managers and other key employees of the Company as determined by the Committee or its delegates. Awards of stock and stock appreciation rights and grants of stock options may be made to such employees and for such respective numbers of Shares, as the Committee or its delegates, in their absolute discretion shall determine (all such individuals to whom awards and options shall be granted being herein called “participants”).

(b)

Members of the Board of Directors who are also employees of the Company shall be eligible to participate in the Plan. However, members of the Board of Directors who are not also employees of the Company shall be ineligible for awards under this Plan. Notwithstanding the foregoing, any members of the Board of Directors who are also retired employees of the Company shall be entitled to the portions of their awards which are earned or vested pursuant to the provisions of the Plan.

(c)	A person who is compensated on the basis of a fee or retainer, as distinguished from salary, shall not be eligible for participation in the Plan.
(d)

Participation in this Plan, or receipt of an award or option under this Plan, shall not give a participant any right to a subsequent award or option, nor any right to continued employment by the Company for any period, nor shall the granting of an award or option give the Company any right to continued services of the participant for any period. Likewise, participation in the Plan will not in any way affect the Company’s right to terminate the employment of the participant at any time with or without cause.

4. Definitions

(a)	“Stock” or “Share” shall mean a share of the common stock of $1.00 par value of International Paper Company.
(b)

“Performance Shares” shall mean Shares contingently awarded with respect to an Award Period and issued with the restriction that the holder may not sell, transfer, pledge, or assign such Shares, and with such other restrictions as the Committee in its sole discretion may determine (including, without limitation, restrictions with respect to forfeiture of the Shares and with respect to reinvestment of dividends in additional restricted Shares), which restrictions may lapse separately or in combination at such time or times (in installments or otherwise) as the Committee may determine.

(c)

“Stock Appreciation Right” or “SAR” shall mean a right included in an award under this Plan to receive upon exercise of the SAR a payment equal to the amount of the appreciation in the fair market value of a Share over the exercise price which is set forth in the SAR provided that the exercise price is not less than the fair market value of a Share on the date the SAR is granted. Payment upon exercise of an SAR may be in the form of cash, or restricted stock, or unrestricted stock, or a combination, as determined by the Committee in its sole discretion. SARs may be awarded separately or in combination with other awards and stock options under this Plan pursuant to terms and conditions contained in an award agreement as determined by the Committee.

(d)

“Change of Control of the Company” shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the 1934 Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act (other than employee benefit plans sponsored by the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period.

5. Stock Available for the Plan

Subject to the adjustments permitted by Section 6 of the Plan, an aggregate of 14 million (14,000,000) Shares shall be available under the Plan as amended by the shareholders at the 2004 Annual Meeting for delivery pursuant to the future awards, and options granted pursuant to the Plan, together with any Shares previously authorized by shareholders under the Plan, as previously amended, which are not yet issued to, or are reacquired from, participants in the Plan as previously amended. Such Shares shall be either previously unissued Shares or reacquired Shares. Shares covered by awards which are not earned, or which are settled in cash, or which are forfeited or terminated for any reason, and options which expire unexercised or which are exchanged for other awards, shall again be available for other awards and stock options under the Plan. Shares received by the Company on or prior to May 11, 2014 in connection with the exercise of stock options by delivery of other Shares, and received in connection with payment of withholding taxes, shall again be available for awards and options under the Plan. Shares reacquired by the Company on the open market on or prior to May 11, 2014 using the cash proceeds received by the Company from the exercise of stock options granted under the Plan as previously amended shall be available for awards and options up to the number of Shares issued upon option exercises which generated such proceeds, provided any such exercise occurred on or after January 1, 1989. Notwithstanding the foregoing, the maximum number of Shares available for delivery pursuant to future awards, options and SARs to executive officers of the Company who, at the time of grant, are subject to the provisions of Section 16 of the 1934 Act shall not exceed 14,600,000 Shares, subject to the adjustments permitted by Section 6 of the Plan. Notwithstanding any other provision of this Plan, subject, however, to the adjustments permitted by Section 6 of the Plan, the aggregate number of Shares that can be covered by future stock options or SARs granted to any individual in any period of three consecutive fiscal years shall be 1,800,000, and subject to the adjustments permitted by this Section 5, the aggregate number of restricted Shares issued under this Plan after the 1999 annual meeting of shareholders may not exceed 17,100,000 Shares.

6. Changes in Stock and Exercise Price of Stock Options and SARs

In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization or any distribution (other than regular cash dividends) to holders of the Company’s common stock, the Committee shall make such adjustments, if any, as it deems to be equitable in the exercise price of outstanding options and SARs, and in the number of Performance Shares awarded and earned, and in the number of Shares covered by any outstanding stock options and SARs, granted under this Plan, and in the aggregate number of Shares covered by this Plan.

7. Time of Granting Awards and Stock Options

Nothing contained in this Plan, or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company, shall constitute the granting of an award or stock option under this Plan. The granting of an award or stock option pursuant to the Plan shall take place only when authorized by the Committee or its delegates.

8. Death or Disability of a Participant

In the event of the death of a participant, a stock option or an SAR may be exercised within one year of the participant’s death by the participant’s designated beneficiary or beneficiaries (or if no beneficiary has been designated or survives the participant, by the person or persons who have acquired the rights of the participant by will or under the laws of descent and distribution). If a participant becomes disabled, the participant may exercise a stock option or an SAR within one year after the date of the disability.

For purposes of this Plan, the term “disabled” shall refer to the condition of total disability defined in the Company’s long-term disability plan.

A participant may file with the Committee a designation of a beneficiary or beneficiaries on a form approved by the Committee, which designation may be changed or revoked by the participant’s sole action, provided that the change or revocation is filed with the Committee on a form approved by it. In case of the death of the participant, before termination of employment or after retirement or disability, any portions of the participant’s award to which the participant’s designated beneficiary or estate is entitled under the Plan and the award agreement, shall be paid to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives such participant, shall be delivered as directed by the executor or administrator of the participant’s estate.

9. Retirement of Holder of Stock Option or SAR

If a participant retires under a Company pension plan, the participant may exercise a stock option or an SAR within its remaining term unless otherwise provided in the award agreement. Retirement under any of the Company’s pension plans shall cause incentive stock options to be treated for federal income tax purposes as non-qualified stock options on a date which is three months after the date of retirement. For purposes of this section, retirement shall be given the meaning used under the Company’s pension plan for salaried employees.

10. Non-Transferability of Awards

No award, stock option or SAR under this Plan, and no rights or interests therein, shall be assignable or transferable by a participant (or legal representative), except at death by will or by the laws of descent and distribution unless otherwise permitted by the Committee and by law and, in the case of incentive stock options, to the extent consistent with Section 422 of the Code.

11. Modification of the Plan

The Board of Directors, without further approval of the shareholders, may at any time amend the Plan to take into account and comply with any changes in applicable securities or federal income tax laws and regulations, or other applicable laws and regulations, including without limitation, any modifications to Rule 16b-3 under the 1934 Act or Section 162(m) of the Code (or any successor rule, provision or regulation), terminate or modify or suspend (and if suspended, may reinstate) any or all of the provisions of this Plan, except that no modification of this Plan shall without the approval of the Company’s shareholders increase the total number of Shares for which awards, stock options and SARs may be granted under the Plan (except pursuant to Section 6).

RESTRICTED PERFORMANCE SHARE AWARDS

12. Terms and Conditions of Awards of Performance Shares

(a)

Each award of Performance Shares under this Plan shall be contingently awarded with respect to a period of consecutive calendar years as determined by the Committee (herein called an “Award Period”) and shall be made from reacquired Shares. The first complete Award Period under this Plan began with the year 1989. A new Award Period shall commence at the beginning of each calendar year.

(b)

The Performance Shares awarded under this Plan will be earned by a participant on the basis of the Company’s financial performance over the Award Period for which it was awarded, on the basis of pre-established performance goals determined by the Committee in its sole discretion. The Performance measurement criteria used for Performance Shares shall be limited to one or more of: earnings per share, return on stockholders equity, return on investment, return on assets, growth in earnings, growth in sales revenue, and shareholder returns. Such criteria may be measured based on the Company’s results or on the Company’s performance as measured against a group of peer companies selected by the Committee. In applying such criteria, earnings may be calculated based on the exclusion of discontinued operations and extraordinary items. Subject to the adjustments permitted by Section 6 of the Plan, the maximum number of Performance Shares that can be earned for any one individual for any future Award Period is 660,000. Subject to such maximum number of Shares, the amount, if any, that may be earned by a participant receiving

Performance Shares may vary in accordance with the level of achievement of the performance goal or goals established by the Committee.
(c)	A participant’s rights with respect to all unearned Performance Shares shall terminate at the end of each Award Period.
(d)

The number of Shares determined by the Committee to have been earned with respect to any Award Period shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the participants.

(e)

All dividend equivalents credited on Performance Shares during an Award Period shall be reinvested in additional Performance Shares (which shall be allocated to the same Award Period, and shall be subject to being earned by the participant on the same basis as the original award).

(f)	All dividends paid on earned restricted Shares under this part of the Plan shall be paid in cash.
(g)

As a condition of any award of Performance Shares under this Plan, each participant shall enter into an award agreement authorized by the Committee. The Committee may in its sole discretion, include additional conditions and restrictions in the award agreement entered into under this Plan. Settlements in Shares may be subject to forfeiture and other contingencies as the Committee may determine.

(h)	At the discretion of the Committee, SARs may be awarded separately or in combination with other awards or grants under this portion of the Plan.
(i)	In the event a Change of Control of the Company occurs, then
(A)	all restrictions shall be immediately removed with respect to all earned Performance Shares and
(B)

a pro rata portion of each outstanding Award that would have been earned were Company performance to reach the goals established by the Committee for each uncompleted Award Period shall be deemed earned (based on the number of months of the total Award Period which have been completed prior to the Change of Control), and all restrictions shall be immediately removed with respect to that number of shares; the remaining portion of each Award shall remain outstanding as Performance Shares subject to the provisions of this Plan and the participant’s award agreements.

STOCK OPTION AWARDS

13. Terms and Conditions of Stock Options

(a)

The Committee and its delegates shall have the sole authority to grant stock options under this Plan. Such grants may consist of non-qualified stock options, or Incentive Stock Options, or any combination thereof, as the Committee shall decide from time to time. The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during a calendar year shall not exceed $100,000 as determined under Section 422A of the Internal Revenue Code or comparable legislation. The maximum number of Shares for which stock options can be awarded to any one individual over any consecutive three-year period commencing on the effective date of the amendment to the Plan is 1,800,000 Shares, subject to the adjustments permitted by Section 6 of the Plan.

(b)

The term of each option granted under the Plan shall be set by the Committee, but in no event shall an Incentive Stock Option be exercised after ten years following the date of its grant under this Plan.

(c)	The exercise price of each option granted under the Plan shall be no less than the fair market value of the underlying Stock at the time the option is granted as determined by the Committee.
(d)

Prior to the exercise of the option and delivery of the Stock represented thereby, the participant shall have no rights to any dividends nor be entitled to any voting rights on any Stock represented by outstanding options.

(e)

As a condition of any grant of a stock option under this Plan, each participant shall enter into an award agreement authorized by the Committee. The Committee may, in its sole discretion, include additional conditions and restrictions in the award agreement entered into under this Plan.

(f)	At the discretion of the Committee, SARs may be awarded separately or in combination with other awards or grants under this part of the Plan.

14. Exercise of Stock Options

(a)

Each stock option granted under this Plan shall be exercisable as provided in accordance with the document evidencing the option by full payment of the option price in cash or at the discretion of the Committee in Stock owned by the participant (including Performance Shares and other restricted Shares awarded under this Plan). Unless otherwise provided herein, a participant may exercise a stock option only if he or she is an employee of the Company and has continuously been an employee of the Company since the date the option was granted.

(b)

If a stock option under this Plan is exercised by a participant, then, at the discretion of the Committee, the participant may receive a replacement option under this part of the Plan to purchase a number of Shares equal to the number of Shares which the participant purchased on the exercise of the option, with an exercise price equal to the current fair market value, and with a term extending to the expiration date of the original stock option. If a stock option is exercised by delivery of restricted Shares, then the participant shall receive an equal number of identically restricted Shares; the remaining option exercise Shares shall contain any applicable restrictions which are set forth in the participant’s award agreement and shall otherwise be unrestricted.

(c)

In the event a Change of Control of the Company occurs, all stock options granted under this part of the Plan shall be immediately exercisable, and all restrictions on Shares issued under this plan pursuant to the exercise of stock option shall be immediately removed.

CONTINUITY AWARDS

15. Terms and Conditions of Executive Continuity Awards

(a)

Executive Continuity Awards may be made from time to time under this Plan at the discretion of the Committee, in such amounts and upon such terms and conditions as are established by the Committee under this portion of the Plan, except that in no event shall any such award made after May 13, 2003, extend beyond a term of ten years following the date of its grant under this Plan.

(b)

An Executive Continuity Award shall consist of a tandem grant of restricted Shares together with a related non-qualified stock option (options to be granted in accordance with the provisions of sections 13-14 of this Plan) to purchase a specified number of Shares, in such amounts as may be determined by the Committee. All dividends paid on the restricted Shares shall be reinvested in additional shares of restricted Shares (subject to the same restrictions, terms and conditions). Upon attainment of age 65, (or death or the executive’s becoming disabled) or such other age as is determined in the sole discretion of the Committee, or upon a Change of Control of the Company (as limited under subsection (h) below), the restrictions on the award will be removed, and the award will vest in the following manner, except as otherwise determined by the Committee:

(i)

If the current realizable gain on a tandem stock option is greater than the current market value of the related restricted Shares (including re-invested dividends), then all such shares of restricted Shares shall be canceled and the term of the stock option shall continue for the term set forth in the award agreement.

(ii)

If the current market value of the restricted Shares (including re-invested dividends) is greater than the current realizable gain on any related tandem stock option, then the option shall be canceled and the restrictions shall be removed from all of the related restricted Shares.

(c)

If a stock option granted under this portion of the Plan is exercised prior to the executive’s attainment of an age determined by the Committee, the related shares of restricted Shares shall be canceled, and the additional Shares issued upon the exercise of the stock option shall be restricted and subject to either forfeiture or repurchase by the Company at the option exercise price for a period ranging up to 12 years from the date of the grant of the option, or longer, as determined by the Committee and set forth in the award agreement.

(d)

A stock option granted under this portion of the Plan shall be exercisable as provided in accordance with the document evidencing the option by full payment of the option price in cash or, at the discretion of the Committee, in Stock owned by the participant (including Performance Shares awarded under this Plan). At the discretion of the Committee, the participant may receive a replacement stock option to purchase a number of shares equal to the number of shares purchased by the participant in exercising the option, with an exercise price equal to the current market value, and with a term extending to the expiration date of the original stock option. If an option is exercised by delivery of restricted Shares, then the participant shall receive an equal number of identically restricted Shares; the remaining option exercise Shares shall be subject to the Company’s right to impose restrictions on such Shares as described in subsection (c) above.

(e)

As a condition of any executive Continuity Award under this Plan, each participant shall enter into an award agreement authorized by the Committee. The Committee may, in its sole discretion, include additional conditions and restrictions in the award agreement.

(f)	At the discretion of the Committee, SARs may be awarded separately or in combination with other awards or grants under this portion of the Plan.
(g)

In the event a Change of Control of the Company occurs, all restrictions shall be immediately removed with respect to the exercise of stock options under this part of the Plan and with respect to Shares issued upon the exercise of any stock option. A Change of Control, for these purposes, shall not include a transaction initiated by management such as a management led buyout or recapitalization except where such transaction (i) is in response to the acquisition of 10% or more of the Company’s stock or the announcement of a tender offer for 20% or more of the Company’s stock (other than by employee benefit plans sponsored by the Company); or (ii) is approved by the Board in accordance with the standards set forth in Section 717 of the New York Business Corporation Law or any successor provision.

16.	Terms and Conditions of Other Continuity Awards
(a)

Awards of restricted stock hereinafter called “continuity awards” may be made from time to time under the Plan at the discretion of the Committee or its delegates, in such amounts and upon such terms and conditions as are established by the Committee or its delegates under this portion of the Plan except that in connection with any such awards made after May 11, 2004, in no event shall such award extend beyond a term of ten years following the date of its grant under this Plan. All dividends paid on the restricted Shares shall be reinvested in additional shares of restricted Shares (subject to the same restrictions, terms and conditions.)

(b)

As a condition of any such continuity award under this Plan, each participant shall enter into an award agreement authorized by the Committee or its delegates. The Committee or its delegates, in their sole discretion, may include additional conditions or restrictions in the award agreement.

(c)

In the event a Change of Control of the Company occurs, all restrictions shall be immediately removed with respect to Shares issued as a continuity award. A Change of Control, for these purposes, shall not include a transaction initiated by management, such as a management led buyout or recapitalization except where such transaction (i) is in response to the acquisition of 10% or more of the Company’s stock or the announcement of a tender offer for 20% or more of the Company’s stock (other than by employee benefit plans sponsored by the Company); or (ii) is approved by the Board in accordance with the standards set forth in Section 717 of the New York Business Corporation Law or any successor provision.

MISCELLANEOUS

17. Prior Awards

Awards of stock options and Performance Shares made under the Plan prior to the amendments approved by shareholders at the 1994 annual meeting continued to be subject to the terms of the Plan and the instruments evidencing such awards prior to such amendments becoming effective.

18. Tax Withholding

The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state, local or foreign jurisdiction taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit or require Shares to be used to satisfy required tax withholding and such Shares shall be valued at the fair market value as of the settlement date of the applicable award.

Appendix C

GOVERNANCE COMMITTEE CHARTER
Adopted as of March 11, 2003)

PURPOSE

The Governance Committee is appointed by the Board to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; to recommend to the Board the Corporate Governance Principles applicable to the Company; to recommend other activities to the Board relating to corporate governance; to assist the Board in its annual review of the Board’s performance; to recommend to the Board director nominees for each committee; and to assist the independent directors in connection with their evaluation of the Chief Executive Officer by establishing a process for this evaluation.

Committee Membership

The Governance Committee shall consist of no fewer than three members. The members of the Governance Committee shall meet the independence requirements of the New York Stock Exchange and such other standards as may be established by the Governance Committee.

The members of the Governance Committee shall be appointed by the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

1.	The Governance Committee shall review the structure of the Board, its committee structure and overall size.
2.	The Governance Committee shall develop, and recommend for Board approval, standards for director independence. These standards will be publicly disclosed.
3.

The Governance Committee shall recommend for Board approval assignments of individual Board members to various committees, taking into account the functions of the committee and qualification of the Board member.

4.

The Governance Committee shall actively seek individuals qualified to become board members, develop criteria relating to selecting new directors, and develop, review and recommend possible candidates for openings on the Board. Criteria that shall be used in connection with selecting new directors shall include factors relating to whether the director would meet the definition of independent, as well as diversity, age, skills, occupation, and experience in the context of the needs of the Board.

5.

The Governance Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have authority to approve the search firm’s fees and other retention terms.

6.	The Governance Committee shall review the institutional and other affiliations of directors and director candidates for possible conflict of interest problems.
7.	The Governance Committee shall establish a process pursuant to which the independent directors shall annually evaluate the performance of the Chief Executive Officer.
8.

The Governance Committee shall determine a schedule for regular executive sessions In which non-management directors meet without management participation. The chair of the Committee shall preside over those sessions.

9.	The Governance Committee shall report annually to the Board with an assessment of the Board’s performance.

C-1

10.

The Governance Committee shall oversee and review the Company’s processes for providing information to the Board and should assess the channels through which the Board receives information, and the quality and timeliness of the information received.

11.	The Governance Committee shall review and reassess the adequacy of the Corporate Governance Principles of the Company and recommend any proposed changes to the Board for approval.
12.

The Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Governance Committee shall annually review its own performance in relationship to its charter.

C-2

400 Atlantic Street
Stamford, Connecticut 06921

Printed on Accent® Opaque 40# Smooth Finish,
made by our employees at the Ticonderoga Mill

Appendix 1
INTERNATIONAL PAPER COMPANY C/O MELLON INVESTOR SERVICES P.O. BOX 3500 SOUTH HACKENSACK, NJ 07606-9200

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 10, 2004, except that plan participants must provide voting instructions on or before May 7, 2004. Have your proxy card in hand when you access the web site and follow the instructions on that site.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 10, 2004, except that plan participants must provide voting instructions on or before May 7, 2004. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to International Paper Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Voting instructions provided by plan participants must be received by May 7, 2004.

If you or your proxy are planning to attend the annual meeting of shareholders on May 11, 2004, please check the box in the space indicated on the proxy card below, or so indicate when you vote by Internet or phone, and an admittance card will be held for you at the meeting.

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					INTPA1		KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
INTERNATIONAL PAPER COMPANY
Vote On Directors
The Board of Directors recommends a vote “FOR” Item 1. – Election of the following Nominees as Directors:
Class I (3-year term): 01) Martha F. Brooks, 02) James A. Henderson, 03) Robert D. Kennedy, 04) W. Craig McClelland Class II (1-year term): 05) Robert M. Amen				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number(s) on the line below.

Vote On Proposals The Board of Directors recommends a vote “FOR”:	For	Against	Abstain	The Board of Directors recommends a vote “AGAINST”:			For	Against	Abstain

Item 2. – Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for 2004.				Item 5. – Proposal relating to limiting compensation of chief executive office.
Item 3. – Approval of the Amended Long- Term Incentive Compensation Plan.				In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Item 4. – Reaffirmation of the Performance Goals Under the Long- Term Incentive Compensation Plan.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

For address changes, please check this box and write them on the back where indicated

This proxy/voting instruction card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy/voting instruction card will be voted For Items 1, 2, 3, and 4 and Against Item 5, or if you are a participant in one or more of the plans shown on the reverse side of this proxy/voting instruction card, the shares will be voted by the Trustee in its discretion.

Please indicate if you plan to attend this meeting		Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

INTERNATIONAL PAPER COMPANY

SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, MAY 11, 2004

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL PAPER COMPANY AND THE TRUSTEES OF THE PLANS LISTED BELOW, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS, TO BE HELD ON MAY 11, 2004 AND AT ANY ADJOURNMENT THEREOF.

If you are a registered shareholder, by submitting this proxy you are appointing John V. Faraci, Robert M. Amen and Maura A. Smith, jointly or individually, as proxies, with power of substitution, to vote all shares you are entitled to vote at the Annual Meeting of Shareholders on May 11, 2004, and any adjournment thereof. This proxy will be voted FOR Item 1, the election of Class I Directors and Class II Director, FOR Item 2, ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for 2004, FOR Item 3, approval of the amended Long-Term Incentive Compensation Plan, FOR Item 4, reaffirm the performance goals under the Long-Term Incentive Compensation Plan; and AGAINST Item 5, shareholder proposal seeking to limit compensation of chief executive officer, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

If you are a participant in either the International Paper Salaried Savings Plan or the International Paper Hourly Savings Plan, by signing this proxy/voting instruction card, you are instructing your Trustee to vote the shares of common stock in accordance with your voting instructions. The Trustee under each of the plans has authorized Automatic Data Processing as an agent to tabulate the votes. Any shares held by the Trustee for which it has not received voting instructions by May 7, 2004, will be voted by the Trustee in its discretion.

The proxies are instructed to vote as indicated on the reverse side. This proxy revokes all prior proxies given by you. Please sign on the reverse side exactly as name or names appear there. If shares are held in the name of joint holders, each should sign. If you are signing as trustee, executor, etc., please so indicate.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Appendix 2
MASONITE INTERNATIONAL CORP. C/O MELLON INVESTOR SERVICES P.O. BOX 3500 SOUTH HACKENSACK, NJ 07606-9200

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 10, 2004, except that plan participants must provide voting instructions on or before May 7, 2004. Have your proxy card in hand when you access the web site and follow the instructions on that site.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 10, 2004, except that plan participants must provide voting instructions on or before May 7, 2004. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to International Paper Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Voting instructions provided by plan participants must be received by May 7, 2004.

If you or your proxy are planning to attend the annual meeting of shareholders on May 11, 2004, please check the box in the space indicated on the proxy card below, or so indicate when you vote by Internet or phone, and an admittance card will be held for you at the meeting.

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					INTPA1		KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
INTERNATIONAL PAPER COMPANY
Vote On Directors
The Board of Directors recommends a vote “FOR” Item 1. – Election of the following Nominees as Directors:
Class I (3-year term): 01) Martha F. Brooks, 02) James A. Henderson, 03) Robert D. Kennedy, 04) W. Craig McClelland Class II (1-year term): 05) Robert M. Amen				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number(s) on the line below.

Vote On Proposals The Board of Directors recommends a vote “FOR”:	For	Against	Abstain	The Board of Directors recommends a vote “AGAINST”:			For	Against	Abstain

Item 2. – Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for 2004.				Item 5. – Proposal relating to limiting compensation of chief executive office.
Item 3. – Approval of the Amended Long- Term Incentive Compensation Plan.				In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Item 4. – Reaffirmation of the Performance Goals Under the Long- Term Incentive Compensation Plan.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

For address changes, please check this box and write them on the back where indicated

This proxy/voting instruction card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy/voting instruction card will be voted For Items 1, 2, 3, and 4 and Against Item 5, or if you are a participant in one or more of the plans shown on the reverse side of this proxy/voting instruction card, the shares will be voted by the Trustee in its discretion.

Please indicate if you plan to attend this meeting		Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

INTERNATIONAL PAPER COMPANY

SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, MAY 11, 2004

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL PAPER COMPANY AND THE TRUSTEES OF THE PLANS LISTED BELOW, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS, TO BE HELD ON MAY 11, 2004 AND AT ANY ADJOURNMENT THEREOF.

If you are a registered shareholder, by submitting this proxy you are appointing John V. Faraci, Robert M. Amen and Maura A. Smith, jointly or individually, as proxies, with power of substitution, to vote all shares you are entitled to vote at the Annual Meeting of Shareholders on May 11, 2004, and any adjournment thereof. This proxy will be voted FOR Item 1, the election of Class I Directors and Class II Director, FOR Item 2, ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for 2004, FOR Item 3, approval of the amended Long-Term Incentive Compensation Plan, FOR Item 4, reaffirm the performance goals under the Long-Term Incentive Compensation Plan; and AGAINST Item 5, shareholder proposal seeking to limit compensation of chief executive officer, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

If you are a participant in either the Masonite Salaried Savings Plan or the Masonite Savings for Union Employees Plan, by signing this proxy/voting instruction card, you are instructing your Trustee to vote the shares of common stock in accordance with your voting instructions. The Trustee under each of the plans has authorized Automatic Data Processing as an agent to tabulate the votes. Any shares held by the Trustee for which it has not received voting instructions by May 7, 2004, will be voted by the Trustee in its discretion.

The proxies are instructed to vote as indicated on the reverse side. This proxy revokes all prior proxies given by you. Please sign on the reverse side exactly as name or names appear there. If shares are held in the name of joint holders, each should sign. If you are signing as trustee, executor, etc., please so indicate.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)